BUILD TO SUIT
LEASE AGREEMENT

BETWEEN

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.

AS LANDLORD

AND

PETCO ANIMAL SUPPLIES, INC.

AS TENANT

DATED FEBRUARY 20, 1998


LEASE INDEX



Section     Subject

   1        Basic Lease Provisions
   2        Demised Premises
   3        Term
   4        Minimum Rent
   5        Tenant's Right to Cease Operations
   6        Additional Rent
   7        Use of Demised Premises
   8        Insurance
   9        Utilities
   10       Taxes and Other Impositions
   11       Maintenance and Repairs
   12       Tenants' Personal Property; Indemnity
   13       Tenant's Fixtures
   14       Signs
   15       [INTENTIONALLY OMITTED]
   16       Governmental Regulations
   17       Environmental Matters
   18       Plans and Specifications for Construction of Demised Premises
   19       Tenant Alterations and Additions
   20       Services by Landlord
   21       Fire and Other Casualty
   22       Condemnation
   23       Tenant's Default

   24       Landlord's Right of Entry
   25       Mortgagee's Rights
   26       Estoppel Certificate
   27       Landlord Liability
   28       Notices and Payments
   29       Brokers
   30       Assignment and Subleasing
   31       Termination or Expiration
   32       Late Payments
   33       Protective Covenants
   34       Dispute Resolution Procedure
   35       Waiver of Landlord's Lien
   36       Quiet Enjoyment
   37       Miscellaneous

   Exhibit "A"       Legal Description
   Exhibit "A-1"     Site Plan
   Exhibit "B"       Permitted Encumbrances
   Exhibit "C"       Expansion Land
   Exhibit "C-1"     Alternate Expansion Land
   Exhibit "D"       Prevailing Market Rate
   Exhibit "E"       Allowance Work
   Exhibit "F"       Environmental Reports
   Exhibit "G"       Base Building Plans and Specifications
   Exhibit "G-1"     Additional Plans and Specifications
   Exhibit "G-2"     Tenant's Work
   Exhibit "H"       Subordination, Non-Disturbance and Attornment Agreement
   Exhibit "I"       Protective Covenants
   Exhibit "J"       Landlord's Agreement


BUILD TO SUIT
LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made this 20th day of February, 1998 ("Lease Date"), by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation ("Landlord"), and PETCO ANIMAL SUPPLIES, INC., a _______________________ corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

         1. Basic Lease Provisions. The following constitute the "Basic Lease Provisions" of this Lease:

(a) Demised Premises: As described in Section 2 of this Lease. The term "Base Building", as used in this Lease, shall mean the Building (as hereinafter defined) constructed by Landlord in accordance with this Lease prior to construction of Expansion Improvements (as defined in Section 3.1), if any.

(b) Building Square Footage: Approximately 258,000 square feet (subject to adjustment pursuant to Section 18(j) of this Lease), as such amount may be increased by the square footage of the Expansion Improvements, if any.

(c) Annual Minimum Rent (subject to adjustment pursuant to Section 18(j) of this Lease):

Lease Year one (1)         $745,620.00

Lease Year two (2)         $758,520.00

Lease Years three (3) through five (5)      $771,420.00

Lease Years six (6) and seven (7)           $879,780.00

The Annual Minimum Rent for the Base Building is sometimes referred to in this Lease as the "Base Building Annual Minimum Rent".

(d)      Monthly Minimum Rent Installments (subject to adjustment pursuant to
Section 18(j) of this Lease):

Lease Year one (1)         $62,135.00

Lease Year two (2)         $63,210.00

Lease Years three (3) through five (5)      $64,285.00

Lease Years six (6) and seven (7)           $73,315.00


(e) Lease Commencement Date: The date of Substantial Completion (as defined in Section 3 of this Lease) or April 7, 1998, whichever is later.

(f)      Minimum Rent Commencement Date:  The Lease Commencement Date

(g) Term: Seven (7) years following the Lease Commencement Date (subject to adjustment in accordance with Section 3 of this Lease).

(h)      [INTENTIONALLY OMITTED]

                  (i) Permitted Use: Storage, warehousing and distribution of pet supplies, pet food and pet-related goods of all kinds and general office use ancillary thereto (collectively, the "Primary Use") and (2) subject to the limitations hereinafter specified in Section 7(a) of this Lease and in this subsection (i), storage, warehousing and distribution permissible under applicable laws and regulations of governmental authorities having jurisdiction over the Demised Premises (collectively, "Governmental Requirements") and under the Protective Covenants (as defined in Section 33), and general office use ancillary thereto; the Permitted Use (a) shall never include any use prohibited by Section 17 of this Lease, (b) shall never extend to or allow the use of radioactive or biohazardous materials at the Demised Premises, (c) shall never include any heavy manufacturing, the manufacture or production of chemicals or petroleum (or distillates thereof) or any other use wherein a Hazardous Substance (as defined in Section 17) constitutes the principal or primary product of the business to be conducted at the Demised Premises and (d) must not result in a material increase in the wear and tear on the Demised Premises, as compared to the Primary Use; and with respect to any Permitted Use other than the Primary Use, such Permitted Use must not, in the reasonable judgment of Landlord, result in a material increase in the risk of Contamination (as defined in Section 17) at the Demised Premises, as compared to the Primary Use. The Primary Use may be altered only in accordance with Section 7(a) of this Lease.



(j)      Addresses for notice:

Landlord:         Industrial Developments International, Inc.
Monarch Tower
3424 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
Attention: Chief Operating Officer

Tenant: PETCO ANIMAL SUPPLIES, INC.
9125 Rehco Road
San Diego, California 92121-2270
Attn: Property Manager

         AND:

         PETCO ANIMAL SUPPLIES, INC.
         3801 Rock Creek Boulevard
         Joliet, Illinois 60431
         Attn: Property Manager

(k)      Address for rental payments:

Industrial Developments International, Inc.
P.O. Box 930190
Atlanta, Georgia 31193

(l)      Broker(s):        Lee & Associates
3535 Inland Empire Boulevard
Ontario, California 91764


         2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord, that certain parcel of real property (the "Land") containing approximately 13.23 acres, which Land is situated in DuPage County, City of Joliet, Illinois, within Rock Run Business Park (the "Project") and is more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together with and including all buildings, structures, driveways, parking lots, walkways, landscaping and other appurtenances thereto and all other improvements constructed or placed on the Land in accordance with this Lease, at any time during the Term, including specifically, but without limitation, a building (the "Building") containing approximately 258,000 square feet of office and warehouse space, which is located on the Land as shown on Exhibit "A-1" attached hereto (collectively, the "Demised Premises"). This Lease and the rights of Landlord andTenant under this Lease are subject to the matters set forth on Exhibit "B" attached hereto (herein referred to as "Permitted Encumbrances").

         3.       Term.

                  (a) To have and to hold the Demised Premises for a term ("Term") which will commence on the Lease Date and shall expire seven (7) years after the Lease Commencement Date; provided, however, that if the Lease Commencement Date is a day other than the first day of a calendar month, the first Lease Year (as hereinafter defined) will also include the period between the Lease Commencement Date and the end of the calendar month in which the Lease Commencement Date occurs and, thereafter, each Lease Year shall commence on the anniversary of the first calendar day of the first full calendar month after the Lease Commencement Date. The Term of this Lease shall end on the final day thereof without the requirement of notice from either party to the other. The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Lease Commencement Date, and each 12-month period thereafter during the Term. If this Lease terminates in accordance with its terms on a day other than the last day of the final Lease Year, Minimum Rent (as defined in Section 4) and Additional Rent (as defined in Section 5) for the Lease Year in which such termination occurs shall be prorated as of the date of such termination.

         3.1 Option to Expand and Extend. Landlord hereby grants to Tenant a continuing right and option to expand the Demised Premises and to extend the Term, upon and subject to the following terms and conditions:

                  (a) At any time prior to the end of the third (3rd) Lease Year, Tenant shall have the right and option ("Expansion Option") to expand the Demised Premises by causing Landlord to construct the Expansion Improvements (as that term is herein defined) in accordance with all the provisions of this Section 3.1; provided that Tenant shall have the right to extend the term ("Expansion Option Term") of the Expansion Option in the manner provided in Section 3.2; provided further, however, that the right of Tenant to exercise the Expansion Option shall be subject to the conditions precedent set forth in Section 3.4. Tenant shall exercise the Expansion Option by giving written notice ("Expansion Notice") to Landlord prior to expiration of the Expansion Option Term. If Tenant fails to give the Expansion Notice timely, the Expansion Option granted Tenant in this Section 3.1 shall lapse unexercised and shall be of no further force or effect; provided, however, that if Tenant fails to exercise the Expansion Option prior to the end of the Expansion Option Term, the right of Tenant to exercise the Expansion Option shall not finally lapse and terminate until the tenth (10th) business day following the receipt of a written notice from Landlord (which may not be given prior to the expiration of the Expansion Option Term) advising Tenant that the Expansion Option Term has expired and Landlord did not receive the Expansion Notice. The term "Expansion Improvements", as such term is used in this Section 3.1, shall mean an expansion of the Building containing a maximum of approximately 250,000 square feet (subject to limitations of applicable zoning and other laws) and an absolute minimum of 100,000 square feet of additional space, together with additional parking area as may be required by applicable law or the Final Expansion Plans (as defined in Section 3.1(d) of this Lease), whichever is greater; provided that such Expansion Improvements shall otherwise be, in all respects, subject to then applicable laws. If Tenant timely exercises the Expansion Option, and the Expansion Improvements will exceed 100,000 square feet, the Demised Premises must expand to include the 13.38 acres of land ("Expansion Land") more particularly described on Exhibit "C" attached to this Lease and made a part hereof by this reference. If Tenant exercises the Expansion Option, and elects to cause Landlord to construct the minimum of 100,000 square feet of additional space, only that portion of the Expansion Land containing 4.73 acres and described on Exhibit C-1 attached to this Lease and made a part hereof by this reference ("Alternate Expansion Land") shall become part of the Demised Premises and the remaining acreage of the Expansion Land will no longer be available to become part of the Demised Premises and will no longer be subject to this Lease in any respect. Accordingly, the Expansion Land (or only the Alternate Expansion Land, if applicable) shall become part of the Demised Premises as of the Expansion Completion Date (as defined in Section 3.1(e), below) and thereafter be subject to all of the terms and provisions of this Lease. Landlord and Tenant stipulate and agree that the term "Expansion Land Value", as used in this Section 3.1, shall mean a sum of money calculated by multiplying the square footage of the Expansion Land (or so much thereof as becomes part of the Demised Premises), as calculated to the nearest ten thousandth of a foot, times the Expansion Land Cost Per Foot (as hereinafter defined). The term "Expansion Land Cost Per Foot" shall mean the sum of $2.00. So long as the Expansion Option remains in effect and unexercised by Tenant, Landlord agrees that Landlord will not utilize or permit to be utilized the Expansion Land for any purpose without the prior written consent of Tenant, to be given or withheld by Tenant in its sole discretion.

                  (b) The Expansion Notice shall include proposed specifications and a proposed site plan, prepared at the expense of Tenant,
(i) describing the Expansion Improvements as contemplated by Tenant, (ii) showing the location and configuration of the Expansion Improvements, including, without limitation, the manner in which the Expansion Improvements will be connected to the Building (collectively "Expansion Requirements") and
(iii) specifying an amount of money which Tenant authorizes Landlord to expend to prepare the Preliminary Expansion Plans (the "Preliminary Plan Expenses"). The Expansion Notice must also include the financial information described in
Section 3.4.

                  (c) Within forty-five (45) days after receipt of the Expansion Notice, Landlord will, at the expense of Tenant, cause to be prepared preliminary construction drawings and preliminary construction specifications, including an estimated construction cost breakdown and a construction schedule (collectively "Preliminary Expansion Plans") for the Expansion Improvements. The Preliminary Plan Expenses actually and reasonably incurred by Landlord in obtaining the Preliminary Expansion Plans shall either
(i) if Tenant withdraws its exercise of the Expansion Option in accordance with subsection (c) below, be reimbursed to Landlord by Tenant within thirty
(30) calendar days after receipt from Landlord of a written request for payment, supported by invoices or other reasonable documentation which evidence the costs or (ii) be included in the Expansion Costs (as hereinafter defined). Landlord agrees that the Preliminary Expansion Plans will be prepared on the basis of the Expansion Requirements and such additional requirements and comments as may be provided by Tenant to Landlord in writing; provided, however, that Landlord shall have no duty or obligation to incur any expense in obtaining the Preliminary Expansion Plans in excess of the Preliminary Plan Expenses (as such sum may be increased in the discretion of Tenant). Tenant will, in good faith, cooperate with Landlord in the preparation of the Preliminary Expansion Plans and shall provide Landlord with such additional information as Landlord may reasonably request in order to prepare the Preliminary Expansion Plans in a manner which will be consistent with the intended use by Tenant of the Expansion Improvements. The Preliminary Expansion Plans shall be prepared with a level of detail sufficient to allow computation of the Expansion Costs for the purpose of calculating the Expansion Rent (as hereinafter defined). Landlord and Tenant agree that the exterior appearance and general quality of the Expansion Improvements shall be consistent with the exterior appearance and general quality of the Building; in addition, the Expansion Improvements must (i) have bay size and clear height the same as the Base Building, (ii) have no greater proportion of office space than the Base Building, (iii) have the same level and quality of sprinkler and fire safety systems as the Base Building, (iv) have no improvements in the warehouse area other than improvements consistent with the Base Building or mandated by Governmental Requirements and (v) provide for truck docks such that the ratio of the number of truck docks to the total square footage of the Expansion Improvements will not exceed the same ratio for the Base Building. Not later than forty-five (45) calendar days after receipt of the Expansion Notice, Landlord shall submit to Tenant the proposed Preliminary Expansion Plans together with an estimated cost statement associated therewith. With respect to the cost of the general construction contract, Landlord shall include, as part of the estimated cost statement, not less than three (3) competitive bids; the general contractors from whom bids are solicited shall be subject to the approval of Tenant, such approval not to be unreasonably withheld or delayed. Tenant shall have thirty (30) calendar days from receipt of the proposed Preliminary Expansion Plans and estimated cost statement to notify Landlord of approval or disapproval by Tenant. Any such notice of disapproval shall set forth in detail and with specificity the aspects of the Preliminary Expansion Plans which are not acceptable to Tenant. Landlord shall make those changes in the Preliminary Expansion Plans which are reasonably requested by Tenant and, within ten (10) business days after receipt of the written notice from Tenant, submit the revised portion of the Preliminary Expansion Plans to Tenant; as part of such revisions, Landlord shall also revise, to the extent necessary as a result of the changes requested by Tenant, and submit to Tenant the construction schedule and cost estimate for the Expansion Improvements. Tenant shall have the right to approve or disapprove any such resubmission for a period of ten (10) business days after receipt; if no written notice of approval or disapproval is given by Tenant, the resubmission shall conclusively be deemed to have been disapproved. Tenant shall have no obligation to accept the cost estimate of Landlord and Landlord shall have no obligation to change its cost estimate except as a result of manifest error; as set forth below, the estimated costs shall become the "Expansion Costs" only on the basis of mutual approval of Landlord and Tenant. Landlord shall (A) use its best efforts to obtain final, unappealable approval of the Preliminary Expansion Plans and the Final Expansion Plans (as hereinafter defined) by all governmental authorities having jurisdiction, and by the Association to the extent required by the Protective Covenants and otherwise satisfy all Governmental Requirements (as defined in Section 16) applicable to the construction of the Expansion Improvements and development of the Expansion Land, in accordance with the Final Expansion Plans, (B) timely file all applications required to obtain such approvals and respond timely to requests by the applicable authority for additional information and otherwise diligently pursue such approvals, (C) keep Tenant generally apprised of the status of the efforts by Landlord to obtain the approvals and (D) allow Tenant to participate, at its own expense, in the efforts to obtain the approvals. If a required approval is denied, Landlord shall diligently pursue any available appeal process. If Tenant does not approve the cost estimates or construction schedule submitted by Landlord to Tenant, or if Landlord is unable to provide Tenant with assurance (which shall be described or set forth in a written notice from Landlord) acceptable to Tenant that the Expansion Improvements contemplated by the Preliminary Expansion Plans and the Final Expansion Plans can be constructed in accordance with requirements of the Association and all applicable Governmental Requirements, Tenant may, as its exclusive remedy, by written notice to Landlord, withdraw its election to exercise the Expansion Option. Upon such withdrawal, the Expansion Option shall automatically be reinstated just as though the prior exercise of the Expansion Option had not occurred. If Tenant approves in writing the Preliminary Expansion Plans, cost estimate and construction schedule for the Expansion Improvements, as submitted and resubmitted by Landlord in accordance with this subsection (c), the cost estimate and construction schedule which are so approved in writing by Tenant are hereinafter referred to as the "Expansion Costs" and the "Expansion Construction Schedule", respectively. At such time, if ever, that Tenant approves in writing the Preliminary Expansion Plans, the Expansion Costs, and the Expansion Construction Schedule, Landlord shall, if Landlord is not then the owner of the Expansion Land, proceed to acquire title to the Expansion Land or the Alternate Expansion Land, as may be required, in the manner described in Section 3.1(j). Tenant acknowledges that the estimated cost of the Expansion Improvements to be submitted by Landlord to Tenant (and which will become the Expansion Costs only when approved by Tenant in accordance with this subsection (c)) will be the sum of (1) the Expansion Land Value, plus (2) all costs and expenses of any nature, whether generally characterized as "hard" or "soft" costs, which Landlord estimates will be incurred by Landlord and payable to a third party in connection with the design and construction ("Construction Costs") of the Expansion Improvements plus (3) interest on all Construction Costs, accruing from each particular date the cost or expense is estimated to be paid, at a rate equal to the Prime Rate (as defined in Section 32) plus one percent (1%), and plus (4) a construction management fee payable to Landlord (which shall be in addition to any fees payable to the general contractor) which will not exceed ten percent (10%) of the Construction Costs. Landlord and Tenant agree that the Expansion Costs shall constitute the basis for the calculation of Expansion Rent and shall be subject to adjustment only for Change Orders (as defined in Section 18(a)) approved by Tenant. Landlord and Tenant shall each act in good faith in their efforts to develop Preliminary Expansion Plans, Expansion Costs and an Expansion Construction Schedule which are mutually acceptable.

                  (d) After approval by Tenant of the Preliminary Expansion Plans, the Expansion Construction Schedule and the Expansion Costs, Landlord shall promptly and diligently proceed with preparation of final plans and specifications for the Expansion Improvements. Within thirty (30) calendar days after the occurrence of such approval by Tenant, Landlord shall prepare (with the cost of such preparation being part of the Expansion Costs) and submit to Tenant a set of proposed plans and specifications, based upon the Preliminary Expansion Plans, covering all work to be performed by Landlord in constructing the Expansion Improvements. Tenant shall have ten (10) business days after receipt thereof to review the proposed plans and specifications and give to Landlord a written notice of approval or disapproval; provided that each day after the tenth (10th) business day that the notice is given by Tenant shall constitute a day of Permitted Delay. Tenant acknowledges that the Expansion Improvements will likely be constructed on a "fast track" basis and that Landlord shall have the right and option to submit various parts of the proposed plans and specifications from time to time during said 30-day period and the time period for approval of any part of the proposed plans and specifications shall commence upon receipt of each submission. If Tenant gives written notice of disapproval of any of the proposed plans and specifications, such notice of disapproval shall set forth in detail and with specificity the aspects of the proposed plans and specifications which are not acceptable to Tenant. Landlord shall make those changes which are reasonably requested by Tenant and promptly submit the revised portion of the proposed plans and specifications to Tenant. Landlord must, in any event, make such changes as may be necessary to achieve conformance with the Preliminary Expansion Plans. Tenant shall have no right to request any changes which would materially alter the exterior appearance or basic nature of the Building or the Expansion Improvements, as contemplated by the Preliminary Expansion Plans. If Tenant fails to approve any portion of the proposed plans and specifications so resubmitted to Tenant within seven (7) business days after receipt of such resubmission, each day after the seventh (7th) business day that the approval is given by Tenant shallconstitute a day of Permitted Delay. Tenant may not disapprove the revisions of the proposed plans and specifications unless Landlord has unreasonably failed to incorporate comments of Tenant. Tenant shall, in its review of the proposed plans and specifications, act reasonably and in good faith. The final plans and specifications for the Expansion Improvements, as so approved by Tenant, are hereinafter referred to as the "Final Expansion Plans." After approval by Tenant of the Final Expansion Plans, Landlord shall proceed with construction of the Expansion Improvements with reasonable diligence (and with the same quality materials and workmanship that the Building was constructed), and otherwise in accordance with this Lease, Governmental Requirements and the Permitted Encumbrances, free of all liens arising in any manner out of such construction. The Expansion Improvements will be constructed in accordance with the Expansion Construction Schedule, subject to extension for Permitted Delay. There shall be no material variation from the Final Expansion Plans and no change in the Expansion Costs, except pursuant to Change Orders approved by Tenant in the same manner as Change Orders for the Plans and Specifications (and at the sole cost and expense of Tenant). In connection with construction of the Expansion Improvements, Landlord and its contractors shall undertake all such steps as may be reasonable and practicable to prevent interference of such construction with the use and enjoyment by Tenant of the Demised Premises. If, after determination of the Expansion Costs, the imposition or enactment of any Governmental Requirement necessitates a change in either the Preliminary Expansion Plans or the Final Expansion Plans which will increase the Expansion Costs, Landlord shall pay such increase (without increasing the Expansion Costs, the Minimum Rent or the Additional Rent) unless the required change is necessary because of the particular use of the Demised Premises by Tenant; if the required change is necessary because of the particular use of the Demised Premises by Tenant, the increase in cost shall be included in the Expansion Costs, in accordance with this subsection (d), and shall be payable by Landlord in the same manner as all other Expansion Costs. Without limiting any of the foregoing provisions of this subsection (d), the provisions of Sections 18(f) and (h) shall, in the manner set forth therein, apply to the Expansion Improvements.

                  (e) Upon the Expansion Completion Date (as that term is herein defined), the Expansion Improvements and the Expansion Land (or the Phase I Expansion Land, if applicable) shall become part of the Demised Premises and the Expansion Improvements shall automatically be governed by all the terms and provisions of this Lease, and shall be deemed to be included in the definition of "Demised Premises" for all purposes, except that, commencing on the Expansion Completion Date,

Tenant shall pay, in addition to the Base Building Annual Minimum Rent and as part of the Minimum Rent, the Expansion Rent (as that term is hereinafter defined). The Expansion Rent shall commence to accrue on the date (the "Expansion Completion Date") on which the Expansion Improvements are Substantially Completed (as defined in Section 18(i). Within ten (10) calendar days after the Expansion Completion Date, the architect who prepared the Final Expansion Plans shall execute and deliver to Landlord and Tenant a written certification of the square footage contained in the Expansion Improvements, such computation of square footage to be made on a "drip-line" basis. The square footage so certified by such architect shall (subject to the right of Tenant to dispute the measurement, as hereinafter provided) conclusively determine the square footage of the Expansion Improvements for all purposes under this Lease and such square footage shall become part of the Building Square Footage. In the event Tenant shall dispute the determination by such architect of the square footage of the Expansion Improvements, the parties shall utilize the Dispute Resolution Procedure (as defined in Section 34), with qualified architects serving as "Officials".

                  (f) If the Expansion Option is timely exercised by Tenant and not thereafter withdrawn in accordance with subsection 3.1(c), above, prior to written agreement by Landlord and Tenant regarding the Preliminary Expansion Plans, the Expansion Construction Schedule and the Expansion Costs, then, provided that the Expansion Improvements are Substantially Completed in accordance with the terms of this Lease, the Term shall, if necessary, automatically be extended for a period of time so that this Lease will expire not less than five (5) years after the first day of the first full calendar month following the Expansion Completion Date. The period of time between the Expansion Completion Date and the end of such extended period is herein sometimes referred to as the "Extension Term". If the Expansion Completion Date occurs not later than the end of the second Lease Year, there will be no Extension Term. The Extension Term shall be governed by all the terms and provisions of this Lease, with the exception that, for the period between the end of the initial Primary Term, i.e., the end of the seventh (7th) Lease Year, and the end of the Extension Term, the Base Building Annual Minimum Rent (which is in addition to the Expansion Rent) shall (to the extent necessary, depending upon the expiration date of the Extension Term) escalate on the first day of the eighth (8th) Lease Year by an amount equal to five and thirty-four one hundredths percent (5.34%) of the Base Building Annual Minimum Rent in effect during the sixth (6th) and seventh (7th) Lease Years and, if required because of the duration of the Extension Term, again on the first day of the ninth (9th) Lease Year and on the first day of each subsequent Lease Year during the Extension Term, by an amount equal to two and sixty-seven one-hundredths percent (2.67%) of the Base Building Annual Minimum Rent in effect during the immediately preceding Lease Year.

                  (g) The term "Expansion Rent", as used in this Section 3.1, shall be an amount calculated by multiplying the Expansion Costs times eleven percent (11%). The Expansion Rent is an annual amount of Minimum Rent payable in equal, monthly installments on the first day of each calendar month in the same manner as Base Building Monthly Minimum Rent Installments.

                  (h) Landlord and Tenant agree to enter into an amendment to this Lease to document the expansion of the Demised Premises, the Expansion Completion Date, the extension of the Term pursuant to this Section 3.1 and the Expansion Rent.

                  (i) Landlord acknowledges and agrees that Tenant shall have no obligation of any kind to pay any fee or commission to any real estate broker or agent in connection with expansion of the Demised Premises in accordance with the Expansion Option.

                  (j) Tenant acknowledges that Landlord may, at any time prior to incorporation of the Expansion Land (or, if applicable, the Alternate Expansion Land) into the Demised Premises pursuant to this Section 3.1, sell and convey to a third party the interest of Landlord in and to the Land and the Demised Premises (subject to this Lease), and retain title to the Expansion Land. In such event, Landlord shall, simultaneously with such sale of the Land and the Demised Premises, grant and deliver to the purchaser or transferee an exclusive, irrevocable option to acquire the Expansion Land at a purchase price equal to the Expansion Land Value and otherwise upon such terms as will enable the Landlord from time to time to carry out its obligations under this Lease with respect to the Expansion Land ("Expansion Land Option"). After a sale and conveyance of the Demised Premises to a third party, Industrial Development International, Inc. ("IDI") shall not, except as hereinafter provided, sell, transfer or convey the Expansion Land to any person or entity other than the owner of the Demised Premises; IDI shall have the right to transfer or convey the Expansion Land to any entity which owns or controls IDI, which is owned or controlled by IDI or which is under common control with IDI (any such entity being hereafter called an "IDI Affiliate"), and subsequently from one IDI Affiliate to another. The Expansion Land Option shall run with the title to the Land and shall not be assignable to any person other than the holder of the Landlord interest under this Lease. The Expansion Land Option shall remain in effect so long as the Expansion Option remains in effect. If, at the time Tenant gives the Expansion Notice, the Expansion Land Option is then in effect, Landlord shall, after written agreement by Landlord and Tenant regarding the Preliminary Expansion Plans, the Expansion Construction Schedule and the Expansion Costs, give such notices and take such action as may be necessary to acquire, pursuant to the Expansion Land Option, either the Expansion Land or the Alternate Expansion Land, as may be required; Landlord shall exercise its best efforts to carry out such acquisition in a manner which will enable Landlord to achieve Substantial Completion of the Expansion Improvements in accordance with the Expansion Construction Schedule.

         3.2 Extension of Expansion Option Term. So long as no Event of Default (as defined in Section 23) has occurred and is then continuing, Tenant shall have the right to extend the Expansion Option Term through and including the last day of the fourth (4th) Lease Year by giving written notice to Landlord not later than the last day of the third (3rd) Lease Year and by paying to Landlord, with such written notice, a non-refundable fee in the amount of $51,500.00 (which shall be fully earned by Landlord when received and shall not constitute a credit against either Minimum Rent or Addtional Rent). If Tenant timely and properly exericses its right to extend the Expansion Option Term for the fourth
(4th) Lease Year, and so long as no Event of Default has occurred and is then continuing, Tenant shall have the right to extend the Expansion Option Term through and including the last day of the fifth (5th) Lease Year by giving written notice to Landlord not later than the last day of the fourth (4th) Lease Year and by paying to Landlord, with such written notice, a non-refundable fee in the amount of $51,500.00 (which shall be fully-earned by Landlord when received and shall not constitute a credit against either Minimum Rent or Addtional Rent). Tenant shall have not be entitled to exercise its right under this Section 3.2 to extend the Expansion Option Term whenever an Event of Default has occurred and is continuing.

         3.4 Conditions Precedent. Notwithstanding anything to the contrary in
Section 3.1, Tenant shall not have the right to exercise the Expansion Option if, at the time Tenant desires to exercise such right, either (i) an Event of Default has occurred and is continuing or (ii) the stockholder equity of Tenant is less than $150,000,000.00 (U.S.) ("Minimum Net Worth"). At such time as Tenant may give the Expansion Notice, Tenant must provide simultaneously such audited financial statements or other finacial information as may be reasonably required by Landlord to establish to the reasonable satisfaction of Landlord that, as of the date on which the Expansion Notice is received by Landlord, the stockholder equity of Tenant equals or exceeds the Minimum Net Worth. If Tenant fails to provide the financial information required by this Section 3.4 or if such financial information fails to establish to the reasonable satisfaction of Landlord that the stockholder equity of Tenant then equals or exceeds the Minimum Net Worth, the exercise by Tenant shall be void and of no force or effect.

         3.5.     Renewal Option.

                  (a) Provided that no Event of Default has ccurred and is then continuing, Tenant shall have the right and option to extend the Primary Term (as it may have been extended for the Extension Term in accordance with Section 3.1) of this Lease for three (3) successive additional periods of five (5) years each (the "First Renewal Term", the "Second Renewal Term" and the "Third Renewal Term", respectively). The option for the First Renewal Term may be exercised by Tenant by written notice given to Landlord not less than six (6) months prior to the end of the Primary Term. The option for the Second Renewal Term may be exercised by Tenant by written notice given to Landlord not less than six (6) months prior to the end of the First Renewal Term; provided, however, that unless Tenant timely exercises its option to extend the Primary Term for the First Renewal Term, Tenant will have no right to exercise its option for the Second Renewal Term or the Third Renewal Term. The option for the Third Renewal Term may be exercised by Tenant by written notice given to Landlord not less than six (6) months prior to the end of the Second Renewal Term; provided, however, that unless Tenant timely exercises its option to extend the First Renewal Term for the Second Renewal Term, Tenant wil have no right to exercise its option for the Third Renewal Term. Subject to the terms of subsection (b) of this Section 4, all of the terms and provisions of this Lease (excluding any allowances provided by Landlord and excluding any construction obligation of Landlord whatsoever, whether relating to the Base Building or the Expansion Improvements) shall govern and be applicable to the First Renewal Term, the Second Renewal Term and the Third Renewal Term in accordance with and subject to all the provisions of this subsection (a). The First Renewal Term, the Second Renewal Term and the Third Renewal Term are hereinafter sometimes referred to collectively as the "Renewal Terms".

                  (b) Tenant shall pay to Landlord as Minimum Rent during the First Renewal Term (herein, the "First Renewal Minimum Rent") in lawful money of the United States commencing at the commencement of the First Renewal Term, a per annum amount equal to the greater of (i) ninety-five percent (95%) of the product obtained by multiplying the Building Square Footage (including the Expansion Improvements, if applicable) times an amount equal to the Prevailing Market Rate calculated in the manner set forth in Exhibit "D" attached to this Lease and made a part hereof by this reference or (ii) the Minimum Rent for the Demised Premises in effect as of the expiration of the Primary Term, payable in equal monthly installments of one twelfth 1/12th of said sum, in advance, without demand and, except as expressly provided to the contrary in this Lease, without abatement, reduction, set-off or deduction, on the first day of each calendar month during the First Renewal Term. If Tenant timely and properly exercises its right to the extend the Term for the Second Renewal Term, Tenant shall pay to Landlord as Minimum Rent during the Second Renewal Term (herein, the "Second Renewal Minimum Rent") in lawful money of the United States commencing at the commencement of the Second Renewal Term, a per annum amount equal to the greater of (i) ninety-five percent (95%) of the product obtained by multiplying the Building Square Footage (including the Expansion
Improvements, if applicable) times an amount equal to the Prevailing Market
Rate or (ii) the Minimum Rent for the Demised Premises in effect as of the expiration of the First Renewal Term, payable in equal monthly installments of one twelfth 1/12th of said sum, in advance, without demand and, except as expressly provided to the contrary in this Lease, without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Second Renewal Term. If Tenant timely and properly exercises its right to the extend the Term for the Third Renewal Term, Tenant shall pay to Landlord as Minimum Rent during the Third Renewal Term (herein, the "Third Renewal Minimum Rent") in lawful money of the United States commencing at the commencement of the Third Renewal Term, a per annum amount equal to the greater of (i) ninety-five percent (95%) of the product obtained by multiplying the Building Square Footage (including the Expansion
Improvements, if applicable) times an amount equal to the Prevailing Market
Rate or (ii) the Minimum Rent for the Demised Premises in effect as of the expiration of the Second Renewal Term, payable in equal monthly installments of one twelfth 1/12th of said sum, in advance, without demand and, except as expressly provided to the contrary in this Lease, without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Third Renewal Term.

         (c) If Tenant timely exercises its right to the First Renewal Term and makes the first payment of Base Rent due after commencement of the First Renewal Term, Landlord will, at any time during the First Renewal Term, provide an allowance of $45,000.00 ("Refurbishment Allowance"), which will be applied as an automatic credit against the first installment of Base Rent due after the commencement of the First Renewal Term. Landlord will have no obligation to perform any work of any nature in connection with the Refurbishment Allowance.

                  4. Minimum Rent. Tenant shall pay to Landlord at the address set forth in Section 1(k) as base rent for the Demised Premises, commencing on the Minimum Rent Commencement Date and continuing throughout the Term in lawful money of the United States the annual amount set forth in Section 1(c) payable in equal monthly installments as set forth in Section 1(d) (the "Minimum Rent"), payable in advance, without demand and, except as expressly provided to the contrary in this Lease, without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Minimum Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Minimum Rent shall be apportioned pro rata on a per diem basis for the period between such Minimum Rent Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Minimum Rent Commencement Date.

                  4.1 Allowance. Landlord is providing to Tenant an allowance in the amount of $369,000.00 ("Maximum Construction Allowance") for the installation of general office space and a shipping/receiving office at the Demised Premises, generally as described on Exhibit E ("Allowance Work"), which Allowance Work is part of the Landlord's Work (as defined in Section 18(b)). If Tenant does not utilize the full Maximum Construction Allowance, the unused portion ("Allowance Savings") may be applied by Tenant either to pay the cost of Change Orders (as defined in Section 18(a)) requested by Tenant which increase the cost of the Landlord's Work or as a credit against Base Rent which would otherwise accrue in accordance with this Lease; provided, however, that the Allowance Savings may never exceed $25,000.00. At any time after the occurrence of Substantial Completion, Landlord and Tenant shall, within thirty (30) days after receipt by Tenant of a written request from Landlord, execute and deliver an amended and restated version of this Lease which will delete this Section 4.1 in its entirety and delete any other references in this Lease to this Section 4.1; such restated version of this Lease will not otherwise alter or modify any provision of this Lease.

         5. Tenant's Right to Cease Operations. Notwithstanding any provision to the contrary in this Lease, nothing herein shall be construed as an obligation for Tenant to open or operate its business in the Demised Premises. Subject to all the provisions of this Lease, Tenant shall determine in all instances its methods and times of operation at the Demised Premises. Tenant shall have the right to remove Tenant's personal property and cease operations at the Demised Premises at any time and at Tenant's sole discretion. However, the right to cease the operation of its business shall not affect Tenant's obligation to pay all amounts due under this Lease and to perform all covenants and obligations under this Lease. Landlord acknowledges that Tenant has notified Landlord that Tenant would not enter into this Lease unless and until the rights contained in this Section 5 were included and made a part of this Lease.

         6. Additional Rent. Any amounts required to be paid by Tenant under this Lease (in addition to Minimum Rent) hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements and utilities which are the obligation of Tenant hereunder, shall be considered additional rent (herein, "Additional Rent") payable in the same manner and upon the same terms and conditions as Minimum Rent reserved hereunder except as expressly set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Minimum

Rent, including, without limitation, late charges and interest thereon at the Interest Rate (as herein defined) pursuant to Section 32 hereof. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Minimum Rent Commencement Date.

         7.       Use of Demised Premises.

                  (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(i) and for no other purpose, except as hereinafter provided to the contrary. If Tenant or any permitted assignee or subtenant desires to use the Demised Premises for a Permitted Use other than the Primary Use, Tenant shall submit to Landlord a written request setting forth in detail the nature of the additional or altered Permitted Use proposed by Tenant or a permitted or proposed assignee or subtenant. Landlord agrees that Landlord may not unreasonably withhold, delay or condition its consent to the proposed additional or altered Permitted Use, subject to the condition that the proposed additional or altered Permitted Use must comply with the requirements and conditions of Section 1(i) of this Lease. Landlord shall, within ten (10) business days after receipt of the written notice from Tenant regarding a proposed alteration of the Primary Use, give written notice to Tenant approving or disapproving the proposal. A notice of approval may contain reasonable conditions, based on the nature of the proposed use. If the written notice from Landlord disapproves the proposed use, the reasons for such determination shall be set forth in reasonable detail.

                  (b) Tenant will permit no liens to attach or exist against the Demised Premises, if such liens are held by persons claiming through or under Tenant. If any such lien is filed against the Demised Premises, Tenant shall cause such lien to be discharged of record by payment or bonding within thirty
(30) calendar days after Tenant receives written notice from Landlord of the existence of the lien. A written notice given by Landlord pursuant to this subsection (b) may also constitute the written notice required by Section 23(a)(ii) so long as the notice expressly references both Sections of this Lease. Tenant shall not commit any waste.

                  (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not cause any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that constitutes a nuisance or trespass. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

                  (d) Tenant shall not in any way violate any law, ordinance or any restrictive covenant affecting the Demised Premises as shown by and included in the Permitted Encumbrances, including specifically, but without limitation, the Protective Covenants (as defined in Section 33), and shall not in any manner use the Demised Premises so as to cause cancellation of, or impair coverage under the fire and extended coverage insurance policy required pursuant to Section 8.

         8.       Insurance.

                  (a) Tenant covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                           (i)      Liability insurance in the commercial
general liability form covering the Demised Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), with combined single limit primary coverage of not less than One Million Dollars ($1,000,000.00) and umbrella coverage of not less than an additional Four Million Dollars ($4,000,000.00), for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities by Tenant in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                           (ii)     (A)     insurance on the "All-Risk" or
equivalent form on a replacement cost basis against loss or damage to the Building and all other improvements now or hereafter located on the Land (including, without in any manner limiting the generality of the foregoing, flood insurance if the Demised Premises are located in a flood hazard area), exclusive of footings and foundation, having a deductible not greater than Twenty-Five Thousand Dollars ($25,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% of the actual replacement value of the Building and such other improvements; provided, however, that whenever the stockholder equity of Tenant equals or exceeds $100,000,000.00, as evidenced by financial statements prepared and certified by independent public accountants and delivered to Landlord, Tenant shall have the right to increase the deductible to $250,000.00. Notwithstanding anything in this Section 8, Tenant shall not be required to include, in any of the "All-Risk" insurance covering the Building or any component thereof, any coverage against loss or damage resulting from earthquake, unless such coverage is available without incremental premium cost to Tenant or Landlord elects, at its option, to pay such incremental cost.

                                    (B)     insurance on the "All-Risk" or
equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in clause (A) above and by reason of any utility service interruptions in an amount equal to Minimum Rent and all Additional Rent for at least twelve (12) months following the occurrence of such casualty;

                                    (C)     boiler and machinery insurance
covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Demised Premises or on any other building systems for which such coverage is available, in amounts determined by Tenant to be appropriate or for such higher amounts as may at any time be reasonably required by Landlord and having a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00)(provided, however, that whenever the stockholder equity of Tenant equals or exceeds $100,000,000.00, as evidenced by financial statements prepared and certified by independent public accountants and delivered to Landlord, Tenant shall have the right to increase the deductible to $250,000.00); coverage shall be on a broad form comprehensive basis, including loss of income with a limit of coverage which is reasonably acceptable to Landlord; and

                                    (D)     workmen's compensation and
employer's liability insurance to the extent required by the laws of the state of Illinois.

                  (b) All policies of the insurance provided for in Section 8(a) shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Tenant shall have the right to increase the deductible amounts under the policies of insurance required by Sections 8(a)(ii)(A) and (C) above, subject to the approval of Landlord, such approval not to be unreasonably withheld; provided, however, that Landlord shall be entitled to withhold such approval unless Tenant is able to demonstrate that the requested increase in any such deductible is commercially reasonable for improvements comparable to the Building. Each and every such policy:

                           (i)      shall name Landlord as well as Landlord's
Mortgagee, as defined in Section 24, and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in
Section 8(a)(ii) shall also name Landlord as "loss payee";

                           (ii)     shall be delivered to Landlord prior to
delivery of possession of the Demised Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                           (iii)    shall contain a provision that the insurer
waives any right of subrogation against Landlord on account of any loss or damage occasioned to Landlord, its property, the Demised Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder;

                           (iv)     shall contain a provision that the insurer
will give to Landlord and such other parties in interest at least ten (10) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                           (v)      shall be written as a primary policy which
does not contribute to and is not in excess of coverage which Landlord may carry.

                  (c) Tenant shall, from and after the Lease Commencement Date, carry and maintain, at its sole cost and expense, insurance on the "all-risk" or equivalent form against loss or damage to the personal property of Tenant within the Building including, without limitation, stored inventory, with companies, amounts and terms of coverage reasonably deemed prudent by Tenant. Landlord shall have no interest in or claim of any nature to the proceeds of any such insurance. Any such policy of insurance covering personal property of Tenant shall contain a provision that the insurer waives any right of subrogation against Landlord. At the request of Landlord, Tenant shall provide Landlord with a certificate of such insurance, issued by the carrier or its agent, setting forth the terms of coverage. Tenant waives any claim against Landlord for damage to the personal property of Tenant arising from negligence of Landlord only to the extent such damage is covered by the insurance which Tenant is required to maintain pursuant to this subsection (c).

                  (d) Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds; provided, however, that:

                           (i)      Landlord and any other parties in interest
from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

                           (ii)     the coverage afforded Landlord and any such
other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                           (iii)    any such policy or policies shall specify
therein the amount of the total insurance allocated to the Tenant's improvements and property; and

                           (iv)     the requirements set forth in this Section 8
are otherwise satisfied.

                  (e) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon ten (10) days written notice to Tenant (unless such coverages will lapse, in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor; provided that no Event of Default may occur until Landlord has given the written notice required by Section 23(a)(iv). A single written notice from Landlord may constitute the written notice required by this subsection (e) and by Section 23(a)(iv) so long as the notice expressly references both Sections.

                  (f) Each party may, at any time, but not more than one (1) time in any three (3) year period, require a review of the insurance coverage and limits of liability set forth in Section 8 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting a review and shall be conducted at the Demised Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall employ the Dispute Resolution Procedure (as defined in Section 34) with insurance advisors having at least ten (10) years experience in insurance for commercial and industrial properties serving as Officials. In rendering the decision the Officials shall consider the requirements of Section 8, the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by similar light-industrial use developments in the area of the Project.

         9. Utilities. Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located between the Land boundary line and the Building and shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. Landlord will cause separate meters to be installed (to the extent not installed as of the Lease Date) at the Demised Premises to measure usage by Tenant of water, electricity and natural gas. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment, as Additional Rent.

         10.      Taxes and Other Impositions.

                  (a) Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be solely obligated to pay in full all Real Estate Taxes and Other Impositions (as hereinafter defined) for the Demised Premises, including the Building and the Land, which accrue during the Term. Tenant acknowledges and agrees that Real Estate Taxes and other Impositions are payable by Tenant on an accrual basis and, accordingly, Tenant shall be liable for all Real Estate Taxes and Other Impositions which accrue from and after the Lease Commencement Date and thereafter throughout the Term, without regard for the date or dates on which installments of Real Estate Taxes and Other Impositions may, in fact, be due. With respect to any Real Estate Taxes or Impositions, Tenant shall have the right to file with or against the authority imposing such tax or imposition a protest or challenge of the validity of any such sum provided that (i) Tenant shall timely file and diligently pursue to protest or challenge and keep Landlord apprised in writing of the status thereof, and (ii) neither Landlord nor the Demised Premises will be subject to levy or other legal action of any kind resulting from non-payment so long as Tenant is pursuing the protest or challenge.

                  (b) The term "Real Estate Taxes and Other Impositions", as used in this Lease shall mean all ad valorem taxes, water and sanitary taxes, assessments, liens, licenses and permit fees or any other taxes imposed, assessed or levied against the Land and the Demised Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Demised Premises, the Land, or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Demised Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against

Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever.

                  (c) Notwithstanding the foregoing, if any Real Estate Taxes or Other imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the Lease Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion which accrues during the Term. If Tenant is permitted to pay (by the assessing and collecting authorities) and elects to pay any imposition in installments, Tenant shall nevertheless pay any and all installments thereof which are due prior to the expiration of the Term or sooner termination of the Term. Nothing contained in this Lease shall require Tenant to pay any income or excess profits or taxes assessed against Landlord, or any corporation, capital stock, franchise,estate, single business, inheritance, succession or transfer taxes imposed upon Landlord. Landlord agrees to deliver to Tenant copies of all notices of Real Estate Other Taxes and impositions which Landlord receives.

                  (d) Tenant agrees to pay all Real Estate Taxes and Other Impositions directly to the appropriate authority prior to the delinquency thereof. Tenant acknowledges that ad valorem real property taxes for the Demised Premises are payable in arrears. Accordingly, the property taxes (or a portion thereof) which will accrue during the final Lease Year will not be payable until a date after the end of the Term. During the final Lease Year of the Term, Tenant shall, after receipt of prior written notice from Landlord making specific reference to this Section 10(d), pay to Landlord, in addition to making the payments which are due to the taxing authority during the Term, an amount equal to 1/12th of the Real Estate Taxes and Other Impositions which will accrue during such final Lease Year, but will not be due and payable until a date after the end of the Term. Landlord shall estimate the amount of such monthly installments, based on the most recent information officially available from the relevant taxing authorities and shall give written notice to Tenant of the amount of the required payment. Tenant acknowledges and agrees that the installments payable pursuant to this Section 10(d) are in addition to the Minimum Rent and Additional Rent otherwise required by this Lease. At such time as the actual tax bill or bills (to the extent that the tax year or years covered by such bill or bills are within the final Lease Year) become available for the final Lease Year, Landlord shall send to Tenant copies of such bills. To the extent, if any, that the amounts paid to Landlord may be insufficient to pay such bill or bills, Tenant shall pay any deficiency to Landlord within thirty (30) calendar days after receipt of a copy of the tax bill from Landlord, establishing the amount of the deficiency. After payment in full of the actual tax bill or bills for the tax year or years covered by the final Lease Year, the amount, if any, by which the estimated payments by Tenant exceed the actual taxes shall be refunded to Tenant within thirty (30) calendar days after the date Landlord receives the applicable tax bill. The provisions of this Section 10(d) shall survive expiration of this Lease.

                  (e) Tenant shall furnish Landlord, within thirty (30) days after receipt of a written request from Landlord, evidence of the payment of all Real Estate Taxes and Other Impositions during the twelve (12) months preceding recipt of the notice.

         11.      Maintenance and Repairs.

         (a) From and after the Lease Commencement Date and throughout the Term, Tenant shall, at its own cost and expense, but subject to all of the obligations of Landlord under Sections 11(b), 18(f) and 18(h) of this Lease, maintain the Demised Premises, exterior and interior (but excluding maintenance and repair which is the obligation of the Landlord under subsection (b) of this Section 11 and under Sections 18(f)), in good condition and repair, including, without limitation, repair, maintenance and replacement (except as hereinafter provided to the contrary with respect to certain replacement obligations of Landlord) of the exterior walls (maintenance only, and not replacement, which is the responsibility of Landlord under subsection (b) of this Section 11), the floor (including both maintenance and replacement except as expressly provided to the contrary in subsection (b) of this Section 11), floor coverings, non-load bearing walls and columns of the Building and the interior of the Building, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems (but only to the extent such systems serve only the Demised Premises). Tenant shall maintain in full force and effect a service contract for the heating, ventilation and air conditioning systems. Tenant's obligations to repair and maintain the Demised Premises shall also include, without limitation, repair, maintenance and replacement of all plumbing and sewage facilities within and about the Demised Premises (including, specifically, but without limitation, the portion of water and sewer lines between the boundary of the Land and Building), fixtures, interior walls, floors, ceilings, windows, doors, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including, without limitation, exterior lighting and fencing, and any sidewalks, parking areas and access ways (including, without limitation, curbs and striping) upon the Demised Premises and the landscaping and grounds surrounding the Building. All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality. Unless the same is caused solely by the negligence or willful misconduct of Landlord or its agents, employees or contractors, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

                  (b) Landlord acknowledges and agrees that, during the Warranty Period (as defined in Section 18(h), below), Landlord shall be responsible for performing, and shall promptly perform, all repairs and maintenance of the Landlord's Work (as defined in Section 18(b)), other than repairs and maintenance required because of improper operation, misuse or negligence of Tenant (or its employees, agents or contractors) or third parties other than Landlord (or its employees, agents or contractors). Tenant acknowledges that Landlord is not required, at the end of the Warranty Period, to have maintained the Demised Premises in a "like-new" condition and that the Demised Premises will, during the Warranty Period, be subject to normal wear and tear from use by Tenant and that Landlord has no duty or responsiblilty with respect to such wear and tear. Notwithstanding the expiration of the Warranty Period, Landlord, at its own cost and expense, shall continue to be responsible throughout the Term for, and shall promptly perform as necessary, all maintenance, repair and replacement of the floor slab (but not floor coverings, which are the exclusive responsibility of Tenant unless the damage is caused by Landlord or its agents, employees or contractors or by a failure of Landlord to perform its obligations under this Lease) to the extent that the need for such maintenance, repair or replacement arises solely out of a failure of the floor slab to conform to the Plans and Specifications or latent defects in the materials or workmanship used or provided by Landlord in the original installation of the floor slab. After the end of the Warranty Period, Landlord shall, at its own cost and expense, remain responsible throughout the Term for the repair, maintenance and replacement of the roof (and all components of the roof), foundation and structural frame (including load-bearing walls) of the Building. After the end of the Warranty Period, Landlord shall transfer and assign to Tenant, without recourse (except for a warranty that there have been no previous assignments or pledges of such warranties), all warranties held by Landlord which cover any portion or component of the Demised Premises which must be maintained by Tenant pursuant to

Section 11(a).

         12. Tenant's Personal Property; Indemnity. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of God, except to the extent caused by the acts or negligence of Landlord, its agents, employees and contractors, or a failure of Landlord to perform its obligations under this Lease. Tenant shall have the right at any time during the Term to remove any and all personal property of Tenant from the Demised Premises. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any and all losses, costs, liabilities, damages and expenses, including, but not limited to, penalties, fines, reasonable attorney's fees and costs actually incurred, but specifically excluding consequential and indirect damages (collectively,"Claims"), to the extent such Claims (i) are caused or result from the activities (including the negligence or willful conduct) of the indemnifying party or its respective agents, contractors or employees in or on the Demised Premises, Building or Land, and (ii) are not insured (or required to be insured) by the indemnified party pursuant to the provisions of this Lease; provided, however, that the foregoing indemnity shall not extend to any Claims to the extent resulting from the negligence or willful misconduct of the indemnified party. The foregoing mutual indemnity is intended to be consistent with the waivers as set forth in Section 8(e) of this Lease, pursuant to which (A) each party has waived its respective rights against the other party to the extent any losses, damages or other Claims are insured or required to be insured under property damage policies by such party pursuant to the provisions of this Lease, and (B) has agreed to cause such party's respective insurance carrier to include a waiver of subrogation (to the extent obtainable) in their respective property damage insurance policies. The foregoing indemnities, and the waivers set forth in Section 8, are not intended to and shall not relieve any insurance carrier of its obligations to provide insurance coverage pursuant to insurance policies obtained pursuant to the provisions of this Lease. The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

         13. Tenant's Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during the Term and upon termination of this Lease; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

         14. Signs. Tenant shall have the right to install interior and exterior signs at the Demised Premises which comply with Governmental Requirements and the Protective Covenants Any and all permitted signs shall be installed, maintained and, upon expiration or termination of the Term, removed by Tenant, at Tenant's sole expense.

         15.   [INTENTIONALLY OMITTED]

         16. Governmental Regulations. From and after the Commencement Date, Tenant shall, at Tenant's sole cost and expense, promptly comply (so long as compliance is required (i) solely as a result of the specific use being made by Tenant of the Demised Premises, as distinguished from a requirement applicable to any warehouse-distribution building comparable to the Building irrespective of the use thereof by any particular occupant, (ii) with respect to the Base Building, solely as a result of construction of the Expansion Improvements or
(iii) with respect to the Base Building and, if applicable, the Expansion Improvements, solely as a result of the installation or construction of any "Tenant Change", as defined in Section 19) with all applicable Governmental Requirements, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the Demised Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Demised Premises by Tenant. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises pursuant to
Section 8. Landlord shall, during the Primary Term, promptly comply at Landlord's expense with Governmental Requirements which relate to all or any part of the Demised Premises and which are applicable to any warehouse-distribution building comparable to the Building irrespective of the specific use thereof by any particular occupant. If Tenant exercises its right under Section 3.5 to extend the Primary Term, Tenant will, from and after the end of the Primary Term, be responsible for and shall perform, at the expense of Tenant, the duties and obligations which were the responsibility of Landlord during the Primary Term under the preceding sentence of this Section 16; provided that Landlord shall, in all events, retain full and complete responsibility under this Section 16 with respect to the components of the Demised Premises which must be maintained by Landlord at its expense pursuant to
Section 11(b) after the end of the Warranty Period. Anything in this Section 16 to the contrary notwithstanding, Landlord shall, throughout the Term, be responsible at its sole, cost and expense for compliance with Governmental Requirements affecting the Demised Premises to the extent that the Demised Premises did not comply with such Governmental Requirements at the time of

Substantial Completion (hereinafter be referred to as "Landlord Exclusive Compliance Obligations"). Each of Landlord and Tenant shall have the right to challenge the applicability or validity of any Governmental Requirement which gives rise to a duty or obligation under this Section 16, subject to the conditions that the party instituting such action shall maintain the challenge diligently and continuously and that the challenge will prevent the imposition of any fine, penalty or other sanction on the other party or, with respect to challenges pursued by the Landlord, the closure of any portion of the Demised Premises; provided, however, that, with respect to any fine, penalty or sanction which involves only payment of a sum of money, the challenging party shall have the right to provide a bond or other security reasonably acceptable to the other party in the event of actual imposition of the fine, penalty or sanction.

         17.      Environmental Matters.

                  (a)      For purposes of this Lease:

                           (i)      "Contamination" as used herein means the
uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                           (ii)     "Environmental Laws" as used herein means
all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                           (iii)    "Hazardous Substances" as used herein means
any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

                           (iv)     "Third Party Contamination" means
Contamination of the the Demised Premises which is caused by or arises out of the acts or omissions of any person other than (i) Landlord or Tenant, (ii) their respective employees, agents or contractors or (iii) subtenants or assignees of the interest of Tenant under this Lease.

                  (b) Landlord represents that, except as set forth in environmental reports delivered by Landlord to Tenant (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, (ii) to Landlord's actual knowledge, without inquiry or investigation, no Hazardous Substances are present on or under the Land as of the date of this Lease, except as may be set forth in the environmental reports described on Exhibit "E" attached to this Lease, copies of which have been delivered to Tenant prior to the Lease Date, (iii) all activities of Landlord in constructing the Landlord's Work pursuant to Section 17 of this Lease will be conducted in compliance with Environmental Laws, (iv) Landlord has received no written notices of any violation of Environmental laws pertaining to the Land or the Building, and (v) Landlord will not treat, store or dispose of any Hazardous Substances upon or within the Demised Premises in connection with the construction of the Landlord's Work, except such Hazardous Substances which are routinely used in connection with such construction work or activities, but then only in compliance with Environmental Laws.

                  (c) Tenant represents that all its activities on the Demised Premises or the Project during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant represents that, with respect to its activities affecting the Demised Premises, it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws which could affect the Demised Premises or the performance by Tenant of its obligations under this Lease. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises. Tenant represents and agrees that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

                  (d) Tenant shall not cause or knowingly permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent may be granted or withheld in the absolute discretion of Landlord; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of (i) cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises and (ii) Hazardous Substances which are components of the products associated with the Primary Use, e.g. (but not by way of limitation) pet shampoos and flea treatments; provided that such products will be stored and distributed in and from the Demised Premises only in bottles and other containers which are filled at locations other than the Demised Premises.

                  (e) Tenant shall not cause or knowingly permit the release of any Hazardous Substances by Tenant or its agents, contractors or employees into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

                  (f) Regardless of any consents granted by Landlord pursuant to
Section 17(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or knowingly permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Project; or (iii) install any underground storage tank or underground piping on or under the Demised Premises.

                  (g) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (but excluding indirect or consequential damages and excluding expenses, losses, and liabilities arising from Landlord's own negligence or willful act), by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 17. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Landlord may incur to comply with any Environmental Laws as a result of

Tenant's failure to comply therewith; (ii) any and all reasonable costs that Landlord may actually incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. Notwithstanding the foregoing, Tenant shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Tenant under this subsection (g), and Landlord shall not perform such acts unless Tenant has failed or refused to perform such acts within thirty (30) calendar days after receipt of written notice from Landlord; provided that if the condition requiring action by Tenant cannot be corrected or remediated within such thirty (30) day period, Landlord shall not be entitled to act so long as Tenant commences the required action within said thirty (30) day period and thereafter diligently pursues such action to completion within a reasonable time. The indemnity contained herein shall survive the termination or expiration of this Lease.

                  (h) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Term, after prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 17.

                  (i) Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant (but excluding indirect or consequential damages and excluding expenses, losses, and liabilities arising from Tenant's own negligence or willful act) as a result of Landlord's breach of Section 17(b), or by reason of storage, generation, handling, treatment, transportation or disposal or arrangement for transportation or disposal of any Hazardous Substances upon or within the Demised Premises by Landlord, its agents, employees or contractors. For purposes of such indemnity, Tenant's permissible expenses shall include only (A) any and all reasonable expenses which Tenant may actually incur to comply with any Environmental Laws, (B) any and all reasonable expenses which Tenant may actually incur in studying or remedying any Contamination, (C) any and all reasonable costs which Tenant may actually incur in studying, removing, disposing at the Demised Premises or otherwise addressing any Hazardous Substances at the Demised Premises, (D) any and all fines, penalties or other sanctions assessed upon Tenant, and (E) any and all reasonable legal and reasonable professional expenses which Tenant may actually incur in connection with the foregoing. Notwithstanding the foregoing, Landlord shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Landlord under this subsection (i), and Tenant shall not perform such acts unless (x) Tenant is specifically required by Environmental Laws to perform such acts, and (y) Landlord has failed or refused to perform such acts within thirty (30) calendar daysafter receipt of written notice from Tenant; provided that if the condition requiring action by Landlord cannot be corrected or remediated within such thirty (30) day period, Tenant shall not be entitled to act so long as Landlord commences the required action within said thirty (30) day period and thereafter diligently pursues such action to completion within a reasonable time. In addition to the foregoing indemnity, if, as a result of Third Party Contamination, (1) Tenant vacates the Demised Premises pursuant to subsection (j), below, and (2) a federal, state or local governmental authority files suit against Landlord and obtains a final judgment holding Landlord liable for the cost of remediating the Third Party Contamination which caused Tenant to vacate, Landlord shall and hereby does indemnify Tenant and hold and defend Tenant harmless from and against (i) any and all reasonable out-of-pocket moving expenses which Tenant actually incurred in relocating the business conducted at the Demised Premises to another facility in the Chicago, Illinois metropolitan area (but no consequential or indirect costs or damages of any kind) and (ii) the unamortized value of the Tenant's Work, as calculated on a straight-line basis over the Primary Term. After Substantial Completion,
Tenant shall, within thirty (30) calendar days after receipt of a written request from Landlord, provide Landlord reasonable written evidence of the original cost of the Tenant's Work (which may not include any cost for items of movable personal property).The indemnities contained herein shall survive the termination or expiration of this Lease.

                  (j) If Contamination not caused by Tenant is found to exist in, on or under the Demised Premises and such Contamination actually prevents (by virtue of the application or enforcement of applicable Environmental Laws by a governmental authority or a demonstrable hazard to human health) Tenant from occupying any material part of the Demised Premises for the conduct of Tenant's normal business operations for a period of thirty (30) or more continuous calendar days, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord; if such written notice is properly given, this Lease shall terminate on the later to occur of the date on which Tenant gives the written notice or actually vacates the Demised Premises. Unless the Contamination is the result of facts or circumstances which constitute a breach by Landlord of or material inaccuracy in the representations, warranties and covenants of Landlord contained in subsection (b) of this
Section 17 or is otherwise within the scope of Landlord's indemnities of Tenant in Section 17(i), above, the foregoing right to terminate this Lease shall be the sole and exclusive remedy of Tenant with respect to the existence of such Contamination. If the Contamination results from a breach or material inaccuracy of the representations, warranties and covenants by Landlord in subsection (b) of this Section 17 or is otherwise within the scope of Landlord's indemnities of Tenant in Section 17(i), above, nothing contained in this subsection (j) is intended to limit or impair the right of Tenant to demand performance by Landlord of its indemnity and other obligations under subsection (i) of this Section 17.

         18.      Plans and Specifications for Construction of Demised Premises.

                  (a) Tenant hereby approves the plans and specifications for the base Building described on Exhibit G attached hereto and incorporated herein by this reference ("Base Building Plans and Specifications"). Within thirty (30) days after the Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings for the office improvements in the Building (collectively, the "Additional Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit G-1 attached hereto and incorporated herein, covering certain work to be performed by Landlord in completing the Building and constructing interior improvements for the Demised Premises. Tenant shall have ten (10) business days to approve the proposed Additional Plans and Specifications. A failure of any proposed plans or specifications to conform to Exhibit G-1 shall be a proper basis for disapproval. Any subsequent changes to the Additional Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval. Any change in the Additional Plans and Specifications initiated by a party other than Tenant shall be undertaken at the expense of a party other than Tenant. Tenant shall have no right or power to request or require any changes in the Base Building Plans and Specifications. Landlord shall have the right to make substitutions for materials called for in the Base Building Plans and Specifications without Tenant's written consent, so long as any substituted materials have a quality equal to or higher than the quality specified in the Base Building Plans and Specifications. Tenant shall have the right to propose or request changes in the Additional Plans and Specifications subject to Landlord's written approval which approval shall not be unreasonably with held or delayed (herein referred to as a "Change Order"); provided that Tenant shall have no right to request any change which would materially alter the scope of Landlord's Work, alter the exterior appearance of the Building or result in a delay in the occurrence of Substantial Completion. The cost to Tenant for Change Orders shall be Landlord's cost plus ten percent (10%) of such amount as Landlord's overhead.

                  (b) Landlord shall, at its sole cost and expense perform the work contemplated by the Additional Plans and Specifications, and in accordance with the terms and conditions of this Lease ("Landlord's Work"). Landlord shall make no changes to the Additional Plans and Specifications without Tenant's written consent, with the exception of immaterial details which will not affect Tenant's use and occupancy of the Building. Landlord shall have the Additional Plans and Specifications sealed by the Architect, obtain all required building permits, certificates and licenses and thereafter, in accordance with all applicable law and insurance requirements, perform Landlord's Work in a diligent and good and workmanlike manner, subject to Permitted Delay and Tenant Delay (as those terms are defined below).

                  (c) Landlord shall use reasonable speed and diligence to achieve Substantial Completion, at Landlord's sole cost and expense, on or before April 7, 1998, provided that, except for certain liquidated damages hereinafter described, Landlord shall not be liable to Tenant in any way for achieving Substantial Completion after such target date. In the event Landlord fails to achieve Substantial Completion by April 7, 1998, as extended by Permitted Delay, then, in such event, this Lease shall remain in full force and effect and Tenant shall be entitled to the following:

(i) If Substantial Completion is achieved after April 7, 1998, as such date may be extended by Permitted Delay, but not later than April 14, 1998, as such date may be extended by Permitted Delay, Landlord shall pay to Tenant liquidated damages, for late delivery, in the amount of $1125.00 per day for each calendar day after April 7, 1998, through and including April 14, 1998, as extended by Permitted Delay, that Substantial Completion is not achieved, payable to Tenant in the form of a credit against Base Rent; and

(ii) If Substantial Completion is achieved on or after April 15, 1998, as such date may be extended by Permitted Delay, Landlord shall pay to Tenant liquidated damages, for late delivery, in the amount of $5,000.00 per day for each calendar day after April 14, 1998, to but not including the date that Substantial Completion is actually achieved, as those dates may be extended by Permitted Delay, payable to Tenant in the form of a credit against Base Rent.

                  (d) Landlord acknowledges that Tenant desires to obtain access to the Demised Premises prior to the occurrence of Substantial Completion for the purpose of performing the work described on Exhibit "G-2" (collectively, the "Tenant's Work"). Landlord shall exercise a good faith effort to achieve, thirty (30) calendar days prior to Substantial Completion, a level of completion of the Landlord's Work which will allow the Tenant lawful access to the Demised Premises for the purpose of performing Tenant's Work ("Partial Completion"). Landlord shall likewise endeavor in good faith to give to Tenant reasonable prior notice of the anticipated date of Partial Completion. Tenant shall have the right, upon the occurrence of Partial Completion, to enter the Demised Premises in order to perform the Tenant's Work. Prior to commencement of installation of Tenant's Work, Tenant shall submit to Landlord reasonably detailed plans and specifications for Tenant's Work, which shall be subject to the approval of Landlord, not to be unreasonably withheld, delayed or conditioned. Landlord shall have no liability for a failure to achieve Partial Completion by the date specified in this subsection (d). In connection with entry by Tenant after Partial Completion, (i) Tenant shall not interfere with Landlord's completion of the Landlord's Work, provided that Landlord shall use reasonable efforts to accommodate Tenant's Work, (ii) Tenant shall not begin operation of its business or store any inventory or other personal propety in the Demised Premises and (iii) Tenant shall enter the Demised Premises at its sole risk, whether from personal injury, property damage, theft or otherwise.

                  (e) The Substantial Completion target date of April 7, l998, shall be extended for one (1) day for each day that Substantial Completion is delayed:

                           (i)      solely as a result of the failure by Tenant
to timely approve or disapprove the Plans and Specifications, or as a result of Change Orders or other changes requested by Tenant in the Additional Plans and Specifications after the Tenant's approval thereof (collectively referred to herein as "Tenant Delay"); or

                           (ii)     due to strikes or other labor troubles not
specific to the Demised Premises, governmental moratoria, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or acts or omissions of Tenant, all beyond the reasonable control of Landlord (collectively referred to herein as "Permitted Delay"). The inability or refusal of Landlord to make any monetary payment shall not constitute or result in an Permitted Delay. Any extension of time for Permitted Delay will be allowed only if the party claiming the extension gives written notice to the other party of the facts or circumstances which gave rise to the claim within ten (10) business days after the occurrence of the event or circumstance.

                  (f) On or prior to the date of Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and, within fifteen (15) days thereafter, generate a punchlist of defective or uncompleted items relating to the completion of construction of the improvements within the Demised Premises, which punchlist shall indicate the estimation by the parties of the cost of each item. Landlord shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

                  (g) Upon the Lease Commencement Date, Tenant shall execute and deliver to Landlord a letter confirming the Lease Commencement Date and expiration date of this Lease.

                  (h) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of Landlord's Work will be of good quality and new, that during the one (1) year period following the date of Substantial Completion of Landlord's Work ("Warranty Period"), such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications (the foregoing referred to herein as "Landlord's Warranty"). This warranty shall exclude damages or defects to the extent caused by abuse by Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

                  (i) For purposes of this Lease, the term "Substantial Completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised Premises in accordance with the Plans (as defined in Section 18), so that Tenant can lawfully occupy the Demised Premises, as evidenced by the delivery by Landlord to Tenant of a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent) for the Building issued by the appropriate governmental authority if so required by applicable law. Tenant acknowledges that (i) because of weather conditions at the time of Substantial Completion, the landscaping for the Demised Premises will not be installed and a portion of the parking, dock and trailer areas will not be paved, and (ii) the absence of landscaping and the existence of the unpaved areas will not prevent the occurrence of Substantial Completion. Landlord will cover the unpaved areas with gravel in a manner which will permit use thereof by Tenant as of the time of Substantial Completion of the Building. Landlord will cause the landscaping and paving to be completed in accordance with the Plans and Specifications as soon as (1) weather permits and
(2) asphalt plants in the area reopen in the spring. In the event completion to such extent is delayed because of Tenant Delay, as defined herein, then Substantial Completion shall be deemed to mean the date when the Demised Premises would have been completed to such extent but for such

Tenant Delay, as determined by Philip Prince & Associates ("Architect").
In the event Tenant shall dispute the determination of such date by the Architect, the parties shall utilize the Dispute Resolution Procedure as defined in Section 34, with Qualified Architects serving as Officials. For purposes of this Lease, the Architect shall be deemed a "Qualified Architect" for Landlord. Tenant shall be entitled to designate its "Qualified Architect" at any time by written notice to Landlord.

                  (j) Within thirty (30) calendar days after the Lease Commencement Date, Tenant shall execute and deliver to Landlord a letter of acceptance confirming that the Lease Commencement Date and Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised. Within thirty (30) calendar days after Substantial Completion, Landlord shall deliver to Tenant a written certification of an architect, duly licensed as such under the laws of the State of Illinois, of the square footage contained in the Building, based on a "drip-line" measurement from the outside of the exterior walls of the Building. The square footage so certified by such architect shall determine the Building Square Footage for all purposes under this Lease, including, without limitation, calculation of Annual Minimum Rent, Monthly Minimum Rent Installments and the amount of the Purchase Price. The Annual Minimum Rent and Monthly Minimum Rent Installments shall be adjusted on the basis of the square footage of the Building so certified by such architect, using the following amount for calculation:

                  Lease Year one (1)        $2.89 per square foot

                  Lease Year two (2)        $2.94 per square foot

                  Lease Years three (3)
                  through five (5)          $2.99 per square foot

                  Lease Years six (6)
                  and seven (7)             $3.41 per square foot

Tenant shall have the right to accompany the Architect when the measurements are being made. If Tenant is not reasonably satisfied with said measurements, Tenant shall have the right to require a second set of measurements pursuant to the Dispute Resolution Procedure (as defined in Section 34).

                  18.2 Landlord Warranties. In connection with the performance by Landlord of its obligations under this Section 18, Landlord hereby represents and warrants to Tenant as follows:

                  (a) Landlord is the owner of the Demised Premises, subject to the Permitted Encumbrances;

                  (b) The Building, including the Landlord's Work, will, upon achieving Substantial Completion, comply with all applicable Governmental Requirements;

                  (c) As of the Lease Date, the Primary Use is lawful under all applicable Governmental Requirements and is permissible under the Protective Covenants; and

                  (d) As of the Lease Date, no default has occurred and is continuing under the Protective Covenants with respect to the Demised Premises (and no event has occurred which, with the passage of time or the giving of notice, or both, would become a default) and Landlord has received no notice (and has no actual knowledge) of any violation by the Demised Premises of any Governmental Requirements.

         19.      Tenant Alterations and Additions.

                  (a) Any alteration, improvement, or addition to the Demised Premises performed by Tenant pursuant to this Section 19 is hereinafter referred to as a "Tenant Change". Subject to compliance with the provisions of this Section 19, Tenant shall, so long as Tenant maintains the Minimum Net Worth, have the right to undertake Tenant Changes without the prior consent of Landlord, but subject to compliance with all the provisions of this Section 19, if, and only if, (i) the Tenant Change affects only the interior of the Demised Premises, (ii) the Tenant Change does not affect the roof or any structural element of the Demised Premises and (iii) the Tenant Change does not alter any of the utility systems of the Building; provided, however, that, not less than ten (10) calendar days prior to commencing the performance of any Tenant Change which Tenant has determined does not require the prior consent of Landlord, Tenant shall give Landlord prior written notice of the intended Tenant Change, which notice must describe the nature of the work to be perfomed with sufficient detail to enable Landlord to determine that the requirements of this
Section 19 have been satisfied. Tenant shall not make or permit to be made any other Tenant Change without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not unreasonably to withhold) and Mortgagee's prior written consent (if such consent is required). With respect to any such Tenant Change requiring Landlord's prior written consent, Tenant shall furnish Landlord with a full set of plans and specifications for any such Tenant Change prior to the commencement thereof together with an original builder's risk policy of insurance in form and amount of coverage reasonably acceptable to Landlord, showing Tenant as named insured, and Landlord and Mortgagee (if applicable) as loss payees. If Landlord, at the time of giving its approval to any Tenant Change, notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change, ordinary wear and tear excepted. Any Tenant Change not requiring the consent of Landlord and which is performed or undertaken by Tenant must, absent written agreement by Landlord to the contrary, be fully removed from the Demised Premises prior to the end of the Term and the Demised Premises must be restored to its condition prior to such Tenant Change, ordinary wear and tear excepted. The term "Tenant Change", as used in this Lease, does not include either the Allowance Work or the Tenant's Work.

                  (b) All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with materials having a quality not lower than the quality of materials used in the Building and, upon completion of any Tenant Change, Tenant shall furnish to Landlord "as-built" drawings showing the location and type thereof. No Tenant Change shall impair the structural strength of the Building or reduce its value, Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any materialmen's or mechanics' liens upon the Building or the Demised Premises, and Tenant shall pay the full cost of any Tenant Change.If, but only if, the stockholder equity of Tenant is less than the Minimum Net Worth, Landlord shall have the right to require from Tenant, as a condition of granting its consent, reasonable security, such as payment and performance bonds, to insure payment of the cost of the requested Tenant Change. Subject to the obligation of Tenant to remove Tenant Changes in the manner described above in this Section 19, Tenant Changes shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Term. With respect to any Tenant Change, whether or not requiring Landlord's prior consent, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary or as required to comply with any law.

         20. Services by Landlord. From and after the Lease Commencement Date, Landlord shall be responsible for providing no services to the Demised Premises whatsoever, except for the services for which Landlord is specifically obligated pursuant to Section 11(b) and Sections 18(f) and (h).

         21.      Fire and Other Casualty.

                  (a) If the Building or other improvements on the Land shall be damaged or destroyed by fire or other casualty, Tenant, at

Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies (subject to the approval of the Mortgagee (if applicable) and of Landlord, not to be unreasonably withheld, delayed or conditioned) and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Building and other improvements, so as to restore the Demised Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held by the Mortgagee (provided that such Mortgagee is a bank, savings association, insurance company or other similar institutional lender; herein called "Institutional Lender"), or, if no Institutional Lender then holds a mortgage lien, or deed of trust on the Demised Premises, by any national or state chartered bank which is reasonably acceptable to Landlord and Tenant; and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such Building and other improvements. Such Net Insurance Proceeds shall be released to Tenant, or to Tenant's contractors, from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Mortgagee (if the Mortgagee so requires), including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Demised Premises, Tenant shall be obligated to pay such deficiency and the amount of any such deductible. Notwithstanding the foregoing, if the Net Insurance Proceeds are less than Twenty-Five Thousand Dollars ($25,000.00)(which amount will automatically be increased to $250,000.00 whenever the stockholder equity of Tenant equals or exceeds the Minimum Net Worth), and if the Mortgagee agrees in writing, such Net Insurance Proceeds may be held by Tenant and used by Tenant to pay the fair and reasonable cost of restoring such Demised Premises and other improvements. If the Net Insurance Proceeds exceed the full cost of the repair, rebuilding or replacement of the damaged Building or other improvements, if the Mortgagee does not retain such excess proceeds and apply the same on account of the debt owed to it, then the amount of such excess Net Insurance Proceeds shall be paid to Tenant upon the completion of such repair, rebuilding or replacement. Landlord agrees not unreasonably to withhold or delay any approvals required to be obtained by Tenant from Landlord pursuant to the provisions of this Section 21(a).

                  (b) Whenever Tenant shall be required to carry out any work or repair and restoration pursuant to this Section 21, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval (which shall not be unreasonably withheld or delayed) a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any governmental authority having jurisdiction. After completion of any major repair or restoration, Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a Certificate of Substantial Completion from the inspecting architect and a permanent Certificate of Occupancy (or amended Certificate of Occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Demised Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Tenant in a good and workmanlike manner with materials at least equal in quality to the original materials used therefor prior to the damage or destruction. If, after a default by Tenant, Landlord shall carry out any such work or repair and restoration pursuant to the provisions of this Section 21, then Landlord shall be entitled to withdraw monies held for application to the costs of such work from time to time as such costs are incurred.

         22.      Condemnation.

                  (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Tenant is deprived of possession of all of the Demised Premises. In such event, the Minimum Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Minimum Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

                  (b) In the event of a taking of "Substantially All of the Demised Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the taking, have the right to terminate this Lease. All Minimum Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Demised Premises" shall mean (i) so much of the Demised Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant and Landlord, for the continued feasible and economic operation of the Demised Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein, or (ii) so many of the parking spaces on the Land as reduces the parking ratio below that which is required by the zoning ordinance applicable to the Project, and Landlord's failure to provide substantially similar alternative parking reasonably acceptable to Tenant within sixty (60) days after such taking, or
(iii) so much of the Demised Premises that access to the Demised Premises is materially impeded, as reasonably determined by Landlord and Tenant.

                  (c) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 22(b) above, Tenant shall restore, using all reasonable speed and diligence, the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking and Landlord, to the extent of the award it receives in excess of the costs of collecting the award and value of the Land taken (herein, the "Net Condemnation Proceeds"), shall release the Net Condemnation Proceeds to Tenant for that purpose and Tenant shall have the right to participate in any proceeding relating to the awarding of restoration damages. Tenant shall not be required to expend more than the Net Condemnation Proceeds disbursed by Landlord in connection with such restoration. There shall be an equitable abatement of the Minimum Rent and Additional Rent according to the loss of use of the Demised Premises after the taking. Determination of such value of the Demised Premises after a partial taking shall be mutually agreed to by the parties within sixty (60) days from the date of the taking and if the parties can not so agree, then such value shall be determined in accordance with the Dispute Resolution Procedure (as defined in Section 34), with real estate appraisers having at lease ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Minimum Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Minimum Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof credit the amount thereof to future installments of Minimum Rent or Additional Rent as they become due.

                  (d) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 22, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of the unamortized tenant improvements (installed in accordance with Section 19 at Tenant's expense), Tenant's moveable trade fixtures, machinery and moving expenses, provided that, in any case, the making of such claim shall not and does not adversely affect or diminish Landlord's award.

         23.      Tenant's Default.

                  (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease:

                           (i)      if Tenant fails to pay Minimum Rent or any
Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

                           (ii)     if Tenant permits to be done anything which
creates a lien upon the Demised Premises and fails either (A) to discharge or bond such lien or (B) to post security with Landlord reasonably acceptable to Landlord within thirty (30) calendar days after Landlord gives Tenant written notice of such failure;

                           (iii)    if Tenant violates the provisions of Section
30 of this Lease by making an unpermitted assignment or sublease;

                           (iv)     if Tenant fails to maintain in force all
policies of insurance required by this Lease and such failure shall continue for more than ten (10) calendar days after Landlord gives Tenant written notice of such failure;

                           (v)      if any petition is filed by or against
Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                           (vi)     if Tenant or any guarantor of this Lease
becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                           (vii)    if a receiver, custodian, or trustee is
appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

                           (viii)   if Tenant fails to perform or observe any
other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any mortgage or other Permitted Encumbrance.

                  (b) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 23):

                           (i)      Terminate this Lease by giving Tenant notice
of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, without notice, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; or

                           (ii)     Terminate this Lease as provided in Section
23(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the value of the excess, if any, of (1) the Minimum Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated, over (2) the aggregate reasonable rental value of the Demised Premises for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated, plus (3) the costs of recovering possession of the Demised Premises and all other out-of-pocket expenses actually incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (4) the unpaid Minimum Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, all of which excess sum shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. The excess, if any, of subparagraph (ii)(1) over subparagraph (ii)(2) herein shall be discounted to present value at the "Treasury Yield" rate. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury
Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph
(ii)(2) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located,
(c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

                           (iii)    Without terminating this Lease, and with
or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Demised Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Demised Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. Landlord shall in no way be responsible or liable for any failure to rent the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Demised Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                           (iv)     Without terminating this Lease, and with or
without notice to Tenant, Landlord may enter into and upon the Demised Premises and without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                           (v)      Allow the Demised Premises to remain
unoccupied and collect rent from Tenant as it comes due; provided that nothing contained in this Lease will relieve Landlord of its obligation under the laws of the state of Illinois to mitigate its damages arising from any Event of Default; or

                           (vi)     Pursue such other remedies as are available
at law or in equity.

                  (c) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

                  (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                  (e) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

                  (f) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

                  (g) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Minimum Rent or Additional Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof the other party.

                  (h) The rights granted to Landlord in this Section 23 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Minimum Rent, Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur, Tenant shall pay to

Landlord, on demand, all reasonable expenses actually incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. Other than in connection with a claim arising from the negligence, intentional misconduct or other wrongful act of Landlord, its employees, agents or representatives, if Landlord shall be made a party to any litigation commenced against Tenant solely as a result of Landlord's ownership of the Demised Premises or the relationship of Landlord and Tenant arising by virtue of this Lease, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

                  23.1 Landlord Default. If Landlord fails to perform or observe or otherwise breaches any term of this Lease and such failure shall continue for more than thirty (30) days after Tenant gives Landlord written notice of such failure, or, if such failure does not arise out of a failure by Landlord to pay a sum of money and cannot reasonably be corrected within such 30-day period, if Landlord does not commence to correct such default within such 30-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time, a "Landlord Event of Default" shall exist under this Lease; provided that if a condition exists by virtue of a failure of Landlord to perform an obligation of Landlord under this Lease which interferes in a material manner with the use and occupancy by Tenant of the Demised Premises and such interference continues for thirty (30) days after the required written notice to Landlord, a Landlord Event of Default will exist notwithstanding that Landlord may still be pursuing corrective efforts at the end of such 30-day period. Upon the occurrence of a Landlord Event of Default, Tenant may at Tenant's option, cure the Landlord Event of Default and the actual cost of such cure shall be payable by Landlord to Tenant within thirty
(30) calendar days after written demand and shall bear interest at the Interest Rate from the date paid by Tenant until repayment in full by Landlord occurs; provided, however, that if a failure by Landlord to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety or substantial damage to the Demised Premises or Tenant's personal property, or materially impeding the conduct of the business of Tenant at the Demised Premises, Tenant shall be entitled to take immediate curative action (prior to the expiration of any notice and cure period set forth above) to the extent necessary to eliminate the emergency. If Landlord does not pay to Tenant the amount of such cost and accrued interest, upon written demand, Tenant may set off such cost against installments of Base Rent or other amounts due Landlord under this Lease. Such cost must be reasonably incurred and must not exceed the scope of the Landlord Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Tenant, rather than by unrelated third parties, the costs shall not exceed the amount which would have been charged by a qualified third party unrelated to Tenant. The quality of all work performed by Tenant must equal or exceed the quality of Landlord's Work. Such costs must be reasonably documented and copies of such documentation must be delivered to Landlord with the written demand for reimbursement. Tenant shall be permitted to continue to set off against succeeding installments of Base Rent or other amounts due Landlord under this Lease until the total amount of such cost actually incurred by Tenant has been recovered by Tenant. Once Tenant has fully set off all of such cost, Landlord shall no longer be deemed to be in default under this Lease with respect to the Landlord Event of Default that was the subject of the set off. Nothing contained in this Section 23.1 shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default.

         24. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the Mortgagee to enter upon the Demised Premises at all reasonable times for the purposes of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease; provided that, except in the case of an emergency, Landlord shall give the Tenant reasonable prior written notice not less than two (2) days in advance of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to annoy, disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times, upon not less than 48 hours prior notice to Tenant (which may be given by telephone), to exhibit the Demised Premises to any prospective purchaser or mortgagee or, during the last six months of the Term, prospective tenant.

         25.      Mortgagee's Rights.

                  (a) Landlord represents and warrants that no Mortgage encumbers or will encumber the Demised Premises as of the Lease Commencement Date. Subject to all the provisions of this Section 25, this Lease may be either superior or subordinate to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by Landlord and affecting or encumbering the title of Landlord to the Demised Premises or this Lease. The term "Mortgagee" refers to the holder of the Mortgage. Landlord shall have no right to grant to any Mortgagee in any Mortgage any rights which, if exercised, would violate the obligations of Landlord or the rights of Tenant under this Lease.

                  (b) Unless this Lease is subordinated to a Mortgage pursuant to subsection (c), below, this Lease shall be superior to such Mortgage. If the Lease is superior, any person or entity acquiring title to the Demised Premises by virtue of foreclosure of a Mortgage would automatically be subject to this Lease, and bound by the obligations of the Landlord, arising under this Lease from and after the date of foreclosure and for so long as such person or entity holds title, without execution of any form of non-disturbance agreement. Upon the request by any Mortgagee, Tenant shall execute and deliver a written instrument, in a form reasonably to Tenant and acceptable for recording in the real estate records of DuPage County, Illinois, recognizing that this Lease is superior to the Mortgage held by the requesting Mortgagee and that, upon foreclosure of or exercise of the power of sale contained in the Mortgage, Tenant shall recognize and attorn to the purchaser at the foreclosure sale as the Landlord under this Lease, subject to all the terms and provisions of this Lease.

                  (c) If a Mortgagee desires for this Lease to be subordinate to its Mortgage, Tenant agrees that it shall subordinate this Lease by execution and delivery of the Subordination, Non-Disturbance and Attornment Agreement attached to this Lease as Exhibit "H" and by this reference made a part hereof in recordable form; provided, however, that, to be effective, such Agreement must be fully executed by all parties thereto and properly recorded in the real estate records of Will County, Illinois. This Lease will not be subordinate to any Mortgage except in the manner provided in this subsection
(c). Tenant shall have no duty whatsoever to consider any amendment of Exhibit H which would affect in any way the rights of Tenant under Section 23.1.

         26. Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request from the other, to execute, acknowledge and deliver to the requesting party and/or its designee a statement in writing in recordable form certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified) and (ii) the dates to which Minimum Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge, (iv) (if such be the case) the Tenant has unconditionally accepted the Demised Premises, (v) and as to such additional matters as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party (or its designee) and by any purchaser of title to the Demised Premises or by any Mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

         27. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises and insurance and condemnation proceeds arising from the Building and the Land which are actually received by Landlord and not applied in accordance with this Lease for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Demised Premises (and such insurance and condemnation proceeds).

         28. Notices and Payments. Any notice or payment required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by certified or registered mail, return receipt requested, or (iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(j) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 28); provided, however, that the time period allowed for a response to any notice so given shall not commence until the date of actual receipt of the notice. Refusal to accept delivery or inability to deliver as a result of a change of address as to which no notice was properly given shall be deemed receipt.

         29. Brokers. Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than as set forth in Section 1(l) (the "Broker") who shall be paid pursuant to separate agreement. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Broker, all of which are payable pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of the Lease for any reason.

         30.      Assignment and Subleasing.

(a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. In making a determination to grant or withhold such consent, Landlord shall be entitled to consider the creditworthiness of the proposed assignee or sublessee, the nature of the use of the Demised Premises contemplated by the proposed assignee or sublessee (to the extent such use amends or alters the Permitted Use then in effect) and whether or not the proposed use will materially increase wear and tear on the Demised Premises. Landlord shall never be required to consent to any proposed use involving heavy manufacturing or chemical processing. In addition, if the intended use by the proposed assignee or sublessee involves in any way different amounts or types of Hazardous Substances than the Hazardous Substances then being used or stored by Tenant at the Demised Premises, in accordance with Section 17 of this Lease, at the time of the proposed assignment or sublease, which different or additional Hazardous Substances create, in the reasonable judgment of Landlord a materially increased risk of Contamination at the Demised Premises, Landlord shall be unconditionally entitled to withhold consent of the proposed assignment or sublease in its absolute discretion. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder; provided, however, that Landlord will allow Tenant to collect all amounts payable by any permitted assignee or sublessee so long as no Event of Default has occurred and is continuing. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.

(b) Notwithstanding subsections (a), (c), (d), (e) or (g) of this Section 30, provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, without the consent of Landlord but upon thirty
(30) days prior written notice to Landlord, (i) to sublet all or part of the Demised Premises to any entity which is controlled by, under common control with, or which controls Tenant (any of such entities being herein called a "Petco Affiliate"); or (ii) to assign this Lease (x) to a Petco Affiliate or to (y) a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property, provided that, with respect to an assignment pursuant to (ii)(y), such successor corporation assumes substantially all of the obligations and liabilities of Tenant and, after such merger, shall have total assets and stockholder equity at least equal to the total assets and stockholder equity of Tenant immediately prior to the merger, as determined by generally accepted accounting principles. With respect to any assignment, Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this subsection (b) have been satisfied. The terms "controls", "controlled by" or "under common control with", as used in this subsection (b), shall mean the ownership of a direct or indirect majority interest.

(c) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) a detailed description of the intended use of the Demised Premises by the proposed assignee or sublessee, with particular detail regarding any Hazardous Substances which will be used in any manner at the Demised Premises; (iii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and (v) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with available financial statements and other information related to the decision being made by Landlord as Landlord may reasonably request to evaluate the proposed assignment or sublease.

(d) Landlord shall have a period of fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; or (ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises; any such refusal shall state with reasonable specificity the reasons for the refusal. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have consented to such assignment or sublease. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs actually incurred by Landlord in connection with any requested assignment or subletting, not to exceed $1000 in the aggregate for any one assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

(e) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 30 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Demised Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

(f) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Demised Premises and any and all of Landlord's rights under this Lease; provided, however, that Landlord shall not be entitled to exercise such right, whether by operation or law or otherwise, prior to the Lease Commencement Date without the prior written consent of Tenant. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease (provided such obligations are assumed in writing by the purchaser or transferee), and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

(g) If Tenant transfers or assigns this Lease or sublets the Demised Premises in whole or in part to any permitted assignee or sublessee, Landlord shall be entitled to receive, as Additional Rent, fifty percent (50%) of any "Rental Profit" (as hereinafter defined) received by Tenant. The term "Rental Profit" shall mean the amount, calculated on a per square foot basis and not on an aggregate or cumulative basis, by which (i) the total rental and other consideration of any nature whatsoever and however characterized paid or delivered to Tenant by an assignee of the interest of Tenant or sublessee of all or any part of the Demised Premises, for the purpose of compensating Tenant directly or indirectly for the assignment or sublease, exceeds (ii) the Monthly Minimum Rent Installments paid by Tenant to Landlord pursuant to this Lease; provided, however, that Landlord shall not be entitled to receive any Rental Profit until Tenant has received an amount of Rental Profit equal to the sum of (x) the actual, out-of-pocket cost of leasehold improvements installed by Tenant at its expense specifically for and and as an inducement to the assignee or sublessee (subject to the limitation hereinafter specified), plus (y) subject to the limitation hereinafter specified, any other reasonable, documented expenses actually paid by Tenant to a third party and "free rent" or similar concessions granted by Tenant in connection with the assignment or subletting, including, without limitation, reasonable attorneys' fees and expenses and brokerage commissions (but expressly excluding any overhead or other internally charged expenses of Tenant, or any amounts paid for tenant improvements, free rent or other lease concessions given as an inducement to the assignee or sublessee which materially exceed in the aggregate the tenant improvements, free rent or other lease concessions given in aggregate on the basis of then prevailing market conditions for a comparable sublease or assignment)(the sum of (x) and
(y) shall collectively constitute "Rental Expenses"). By way of example, if Landlord grants the required written consent to a sublease by Tenant of 10,000 square feet of the Demised Premises and the total rental and other consideration received by Tenant for the sublease equals a per annum rate of $3.70 per square foot and the per annum rate per square foot for the Annual Minimum Rent then payable by Tenant is $3.50 per square foot, the Rental Profit would be 20(cent) per square foot and Landlord would be entitled to received fifty percent (50%) of such Rental Profit concurrently with receipt of each payment by the sublessee to Tenant; provided that Rental Profit would be retained by Tenant until Tenant had fully recovered the amount of its Rental Expenses. Landlord shall be entitled to receive payment of its share of Rental Profit as and when payments are received by Tenant. Any dispute between Landlord and Tenant regarding the calculation of Rental Expenses will be resolved by the Dispute Resolution Procedure.

         31.      Termination or Expiration.

                  (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

                  (b) At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the commencement of the

Term, ordinary wear and tear only excepted.

                  (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufference at the greater of (i) one hundred fifty percent (150%) of the Minimum Rent in effect at the end of the Term or (ii) one hundred fifty percent (150%) of the then current fair market rental value of the Demised Premises. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

         32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within ten (10) days after Tenant's receipt of written notice of such failure to pay on the first two occasions during any twelve (12) month period , or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay a late charge equal to three percent (3%) of such past due amount. Any installment of Base Rent which is not paid within sixty (60) calendar days after the date when such rent is due shall, after such 60-day period, bear interest at the Interest Rate. The term "Interest Rate", as used in this Lease, shall mean a per annum rate of interest equal to five percent (5%) in excess of the Prime Rate (as herein defined) in effect from time to time. The term "Prime Rate", as used in this Lease, shall mean the prime rate of interest charged at the applicable time by Chase Manhattan Bank, N.A. of New York. If Chase Manhattan Bank, N.A. ceases to publish or announce the Prime Rate, Landlord shall designate a comparable reference rate.

         33. Protective Covenants. Tenant agrees to abide by the Declaration of Covenants for the Project, attached hereto as Exhibit "I" as it may be amended from time to time in accordance with the terms thereof (herein, the "Protective Covenants"), which Protective Covenants shall run with the Land and be binding on Tenant, its successors and permitted assigns. The non-profit corporation which acts as the owners' association under the Protective Covenants is referred to in this Lease as the "Association". Without limiting the foregoing, Tenant shall pay, as Additional Rent, all assessments imposed upon the Demised Premises pursuant to the Protective Covenants. Landlord agrees that Landlord will not, at any time during the Term, in its capacity as an owner of land subject to the Protective Covenants, execute or vote in favor of any amendment of the Protective Covenants which would increase the assessments or other amounts due by Tenant pursuant to this Section 33 or would materially and adversely affect in any way the Primary Use, access to the Demised Premises or the right of Tenant to use and enjoy the Demised Premises in accordance with this Lease.

         34.      Dispute Resolution Procedure.

                  (a) In the event that a dispute arises between Landlord and Tenant under the Lease, and only if the Lease specifically provides that the dispute resolution procedure outlined in this Section 34 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, the parties shall proceed as follows:

                           (i)      The party electing to proceed under the
procedures outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party"), and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

                           (ii)     Within twenty (20) days after the Other
Party's receipt of the Electing Party's selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

                           (iii)    Within twenty (20) days of the selection of
the Other Party's Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period. In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in DuPage County, Illinois for appointment by such court of such third Official.

                           (iv)     Within twenty (20) days after the
appointment of the third Official, the third Official shall select one of the determinations of the two (2) Officials originally selected, without modification or qualification.

                           (v)      If either Landlord or Tenant fails or
refuses to select an Official, the Official selected shall alone determine the disputed fact. Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection. Landlord shall bear the fee and expenses of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

         35. Waiver of Landlord's Lien. Landlord hereby waives and releases any lien or claim of lien, statutory or otherwise, which Landlord may be entitled to assert under the laws of the State of California upon or against any personal property and trade fixtures of tenant situated in and upon the Demised Premises. From time to time during the Term, Landlord shall, within ten (10) business days after receipt of written request from Tenant, execute and deliver the form of Landlord's Agreement attached to this Lease as Exhibit "J" to any lender providing financing to Tenant for personal property or trade fixtures or any equipment lessor leasing personal property or trade fixtures to Tenant which will be located in the Demised Premises. Landlord will not unreasonably withhold its approval of an alternative form of Landlord's Agreement proposed by such lender or equipment lessor, provided such alternative Landlord's Agreement contains provisions substantially the same as Exhibit J.

         36. Quiet Enjoyment. Landlord covenants with Tenant that, during the periods that no Event of Default has occurred and is continuing, Tenant shall have the right to quiet and peaceful use and enjoyment of the Demised Premises, subject to the Permitted Encumbrances and all the provisions of this Lease.

         37.      Miscellaneous.

                  (a) The parties hereto hereby covenant and agree that Landlord shall receive the Minimum Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction, except as expressly provided to the contrary in this Lease.

                  (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is essential to the rights of either or both parties, then the affected party shall have the right to terminate this Lease on written notice to the other.

                  (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law, except as may be expressly provided to the contrary in this Lease.

                  (d) Time is of the essence of this agreement.

                  (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

                  (f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

                  (g) This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

                  (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

                  (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

                  (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                  (k) This Lease shall be interpreted under the laws of the State in which the Demised Premises is located.

                  (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


         LANDLORD:

         INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.


         By:
               Name:
               Title:

         Attest:
                   Name:
                   Title:

                                          (CORPORATE SEAL)

[signatures continue on following page]


         TENANT:

         PETCO ANIMAL SUPPLIES, INC.


         By:
               Name:
               Title:


         Attest:
                   Name:
                   Title:

                                          (CORPORATE SEAL)



EXHIBIT A

Legal Description

The legal description of the Land will conform to the Site Plan and will be determined by a ground run survey within sixty (60) calendar days after the Lease Date. As of the Lease Date the Land is part of a larger unsubdivided parcel. Landlord will have the right during the Term, at the expense of Landord to file a subdivision plat with the City of Joliet to cause the Land to be separate, subdivided lot.

EXHIBIT A-1

Site Plan

EXHIBIT B

Permitted Encumbrances

1. Declaration of Protective Covenants for Rock Run Business Park, dated June 16, 1995, recorded as Document No. R95-041407, Records of Will County, Illinois, as modified by First Amendment dated March 14, 1996, recorded as Document No. R96-023013, said Records.

2. Development Agreement dated July 17, 1990, recorded as Document No. R90-56433, said Records.

3. Utility and drainage easements serving or crossing the Demised Premises or required by Governmental Requirements for subdivision of the Land; provided that no such easements may interfere with use of the Demised Premises by Tenant in accordance with this Lease.

EXHIBIT C

EXPANSION LAND
EXHIBIT C-1

ALTERNATE EXPANSION LAND
EXHIBIT D

PREVAILING MARKET RATE

         For purposes of this Lease, the phrase "Prevailing Market Rate" shall mean the then prevailing market rate for base minimum rental calculated on a per square foot per annum basis for leases containing comparable terms, covering space comparable to the Demised Premises, with improvements of comparable age and nature within buildings comparable to the Building located in the area (hereinafter referred to as the "Market Area") designated as "Joliet, Illinois Market Area".

         The Prevailing Market Rate shall be determined by an appraisal procedure as follows:

         In the event that Tenant notifies Landlord that Tenant elects to extend the Term for any one or more of the Renewal Terms in accordance with Section 3.5 of this Lease, Landlord and Tenant shall negotiate in good faith for a period of thirty (30) calendar days after the timely giving of the written notice from Tenant required by Section 3.5 to reach mutual agreement regarding the Prevailing Market Rate. Each of Landlord and Tenant shall submit to the other during such thirty (30) day period at least one written proposal for the Prevailing Market Rate. If Landlord and Tenant are unable to reach agreement during the thirty (30) day period, each of Landlord and Tenant shall, by written notice to the other within ten (10) business days after expiration of the thirty (30) day period, select a real estate appraiser. For a period of ten (10) business days after designation of the second appraiser, the two appraisers so designated shall attempt to reach mutual agreement regarding the Prevailing Market Rate. If the two appraisers are unable to reach agreement, each of the two appraisers shall, not later than the twentieth (20th) business day following the designation of the second appraiser, render a separate written determination of the Prevailing Market Rate. The two appraisers shall also select a third appraiser prior to the end of the period when their separate appraisals must be rendered. Within twenty (20) business days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate. From the three appraisals, the appraisal which is the farthest from the median appraisal shall be disregarded and the average of the remaining two appraisals shall conclusively constitute the Prevailing Market Rate. All appraisers selected in accordance with this paragraph shall have at least ten years experience in the commercial leasing market in the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this paragraph.
Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expense of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

EXHIBIT E

ALLOWANCE WORK

The Allowance Work is described in Exhibit G-2.

EXHIBIT F

ENVIRONMENTAL REPORTS

1.       Beling Consultants Phase I Environmental Property Assessment

Report dated January 19, 1990.

2. Beling Consultants Phase I Environmental Property Assessment Report dated October 17, 1989.

3.       ERM Underground Storage Tank Removal Report dated April 13, 1995.

EXHIBIT G

BUILDING PLANS AND SPECIFICATIONS

Plans and Specifications by Philip Prince & Associates, dated May 19, 1997, consisting of Sheets A-1 through A-6.

EXHIBIT G-1

ADDITIONAL PLANS AND SPECIFICATIONS

EXHIBIT G-2

TENANT'S WORK

EXHIBIT H

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

                  THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the ____ day of ______________, 199__ between _____________________, a _________________ (hereinafter called "Mortgagee"), which has an office at _________________________ (Attn: _____________________)
and ______________________________________, a ____________ corporation
(hereinafter called "Tenant"), which has an office at _________________________.


W I T N E S S E T H:

                  WHEREAS, Tenant has entered into that certain Lease ("Lease") dated ___________________, 199__ with INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC. (hereinafter called "Landlord"), as Landlord, which Lease demises certain premises (the "Premises") located on the real property described on Exhibit A attached hereto and made a part hereof (the "Property");

                  WHEREAS, Mortgagee has agreed to make a loan to Landlord in the face principal amount of $__________, to be secured by a

Mortgage and Security Agreement (herein, together with all amendments, modifications, extensions, renewals, consolidations and replacements thereof now existing or hereafter entered into, collectively called the "Mortgage") on the Property; and

                  WHEREAS, Mortgagee and Tenant have reached certain agreements regarding the Lease and the Mortgage hereinafter set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid by Mortgagee to Tenant and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                  1. In accordance with and subject to all the provisions of this Agreement, the Lease is and shall be subject and subordinate to the Mortgage, to the full extent of any and all amounts from time to time secured thereby and interest thereon.

                  2. Tenant, for itself and its successors and assigns, agrees that it will attorn to and recognize any purchaser of the Property at a foreclosure sale under the Mortgage or any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions or renewals, whether previously, at that time or thereafter exercised by Tenant) of the term of the Lease, subject to and in accordance with the terms and conditions set forth in the Lease.

                  3. Mortgagee, for itself and its successors and assigns, and for any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchaser or transferee (herein, Mortgagee and each such other party is called a "New Landlord"), hereby covenants and agrees with Tenant that in the event Mortgagee shall commence any proceedings to foreclose the Mortgage for any reason whatsoever or in the event any other New Landlord shall succeed to the interest of Landlord by foreclosure, deed in lieu thereof or otherwise, that: (a) the Lease shall, in accordance with its terms, remain in full force and effect as a direct indenture of lease between Mortgagee or other New Landlord (as the case may be), and Tenant, with the same force and effect as if originally entered into with Mortgagee, or such other New Landlord (as the case may be); and (b) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease shall not be diminished, interfered with or disturbed by such Mortgagee or such other New Landlord by such foreclosure under the Mortgage or by any such attempt to foreclose or to succeed to the interests of Landlord by foreclosure, deed in lieu thereof or otherwise; provided that the rights of possession of Tenant are subject to all the terms of the Lease.

                  4. Without the prior written consent of Mortgagee, Landlord will have no right or power to (a) enter into any agreement amending or terminating the Lease or (b) cancel the term of, or surrender, the Lease, or (c) waive or release Tenant from any obligation of Tenant under the Lease; provided that regarding only any proposed amendment of the Lease which does not reduce the amount of rental payable under the Lease by Tenant, relieve Tenant of any obligation under the Lease, increase the responsibilities of Landlord or otherwise impair or reduce the economic value of the Lease to Mortgagee, Mortgagee agrees not unreasonably to withhold or delay its consent.

                  5. The Tenant hereby agrees to provide Mortgagee with a copy of any written notice given by Tenant to Landlord of any default under the Lease by the Landlord (such copy to Mortgagee to be given simultaneously with the giving of the notice to Landlord) and to allow Mortgagee the same right and opportunity to remedy or cure such default as may be available to Landlord under the Lease prior to exercising any right or remedy of the Tenant under the Lease. Notwithstanding the foregoing, Tenant agrees that Mortgagee shall have no obligation to remedy or cure any such default.

                  6. In the event that Mortgagee or any other New Landlord shall succeed to the interest of Landlord under the Lease, Tenant agrees that Mortgagee or such other New Landlord shall not be: (i) except as provided to the contrary in Section 23.1 of the Lease, subject to any credits, offsets, defenses, claims or counterclaims which Tenant might have against any prior landlord (including Landlord), (ii) bound by any rent or additional rent which Tenant shall have paid more than one month in advance to any prior landlord (including Landlord), or (iii) bound by any amendment or modification to the Lease, or waiver of any provision of the Lease, which has not been consented to in writing by Mortgagee.

                  7. Each notice, demand or other communication in connection with this Agreement shall be in writing and shall be deemed to be given to and served upon the addressee thereof on the earlier of (i) actual delivery to such addressee at its address set out above or (ii) the third business day after the deposit thereof in the United States mails, registered or certified mail, return receipt requested, first-class postage prepaid, addressed to such addressee at its address set out above. By notice complying with this section, any party may from time to time designate a different address in the continental United States as its address for the purpose of the receipt of notice hereunder.

                  8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

                  9. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

                  IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement as of the day and year first above written.

         MORTGAGEE:




         By:
            Name:
            Title:



         TENANT:

         _________________________________, a _______________


         By:
            Name:
            Title:


         Attest:
           Name:
              Title:

         (Affix Corporate Seal)


[TO BE EXECUTED IN FORM ACCEPTABLE FOR RECORDING
UNDER THE LAWS OF THE STATE OF ILLINOIS]

EXHIBIT A

Legal Description

EXHIBIT I

PROTECTIVE COVENANTS


EXHIBIT J.

LANDLORD'S AGREEMENT



         THIS LANDLORD'S AGREEMENT (this "Agreement"), is executed and delivered as of this _____ day of _____________________, 199__, by ("Landlord"), in favor of ("Secured Party").

WITNESSETH:

         WHEREAS, Secured Party and ("Borrower"), have entered, are entering, and may from time to time hereafter enter into various agreements, instruments and documents (collectively the "Loan Agreements") providing for certain financial accommodations for the benefit of Borrower; and

         WHEREAS, to secure payment and performance of all of Borrower's obligations and liabilities under the Loan Agreements ("Borrower's Liabilities"), Secured Party has required that Borrower grant to Secured Party a security interest in certain machinery, equipment, inventory and other personal property owned by Borrower and all proceeds of the foregoing (the "Collateral"); and

         WHEREAS, all or some of the Collateral is now or from time to time hereafter may be located at the premises known as (the "Premises")
[and legally described on Exhibit A hereto], which Premises are owned and leased by Landlord to Borrower pursuant to that certain Lease Agreement dated ________________, 199__ (the "Lease"); and

         WHEREAS, Borrower may require loans or advances pursuant to the Loan Agreements, and Secured Party, as a condition precedent to making such additional loans or advances, has required Landlord to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby covenants and agrees with Secured Party as follows:

         1. So long as Secured Party has an interest in the Collateral under the Loan Agreements, and subject to all the provisions of this Agreement, Landlord waives each and every right which Landlord now has or hereafter may have, under the laws of the State of Illinois, or by virtue of the Lease, or any renewals, extensions, amendments, modifications, substitutions or replacements thereof (a "New Lease") or by virtue of Borrower's occupation of the Premises, to claim or assert any lien, right, claim or title to any or all of the Collateral, which now or hereafter may be placed or located on the Premises.

         2. Landlord agrees, subject to the provisions of Paragraph 6 of this Agreement, that the Collateral (a) is and shall remain personal property and (b) is not and shall not become or be deemed to be fixtures.

         3. Subject to all the provisions of this Agreement, Landlord recognizes and acknowledges that Secured Party's security interest in the Collateral pursuant to the Loan Agreements is superior to any lien, right or claim of title of any nature which Landlord now has or hereafter may have or assert in or to the Collateral by statute, the Lease, any New Lease, any other agreement or otherwise.

         4. If Landlord gives to Tenant written notice of the occurrence of an Event of Default (as that term is defined in the Lease) by Tenant under the Lease, Landlord shall send to Secured Party a copy of such written notice concurrently with the giving of the notice to Tenant. Landlord agrees that, with respect to any Event of Default which arises as a result of a failure by Tenant to pay a sum of money required by the Lease to be paid by Tenant, Landlord will allow Secured Party to cure such monetary Event of Default by Tenant for the same period of time that Tenant is entitled to cure such Event of Default. Nothing contained in this Agreement will (i) extend or create any right to cure any Event of Default except as expressly provided in the Lease and (ii) limit, restrict, alter or modify the rights of Landlord under the Lease which are available to Landlord as a result of the occurrence of an Event of Default by Tenant.

         5. In the event of default by Borrower in the payment or performance of any of Borrower's Liabilities, Landlord, in accordance with all the provisions of this Agreement (a) will not impede or interfere with Secured Party in its efforts to assemble all of the Collateral located on the Premises, (b) will not interfere with lawful efforts by Secured Party to remove the Collateral from the Premises and (c) will not hinder Secured Party's lawful actions in enforcing its security interest in the Collateral.

         6. Secured Party may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of payment or performance of any of Borrower's Liabilities, without the consent of Landlord and without giving notice thereof to Landlord.

         7. As a material part of the consideration to Landlord for entering into this Agreement, Secured Party hereby agrees as follows:

         (a) Landlord shall have no duty or obligation under this Agreement to grant or facilitate access to the Premises by or for the benefit of Secured Party, and nothing contained in this Agreement shall be deemed or construed to grant to Secured Party any right of access to the Premises or the Collateral;

         (b) Notwithstanding any provisions which may be contained in the Loan Agreements, Secured Party shall not have any right to undertake or attempt forcible entry to the Premises or to achieve entry in any manner which causes any damage to the Premises; access by Secured Party to the Premises shall be gained only by consent of the Borrower or pursuant to legal process, but always without damage to the Premises;

         (c) If any of the Collateral is affixed in any way to the Premises, then, irrespective of the agreement of Landlord in this Agreement that Collateral does not constitute fixtures, Secured Party shall have the same obligations as Tenant under the Lease to restore any damage to the Premises which may be caused by the removal of such affixed Collateral; and

         (d) Any entry by Secured Party into the Premises pursuant to this Agreement or the Loan Agreements shall be at the sole risk and expense of Secured Party and Secured Party hereby releases Landlord from any loss, claim, liability, damage, cost or expense of any nature whatsoever which Secured Party may incur in connection with the exercise of its rights under this Agreement.

         8. This Agreement shall inure to the benefit of the successors and assigns of Secured Party and shall be binding upon the heirs, personal representatives, successors and assigns of Landlord.

         9. This Agreement shall continue in force until all of Borrower's Liabilities are paid and satisfied in full and the Loan Agreements have been terminated.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year specified at the beginning hereof.

LANDLORD:




By:
         Its:


ACKNOWLEDGED AND AGREED:

TENANT


By:
         Name:
         Title:

SECURED PARTY:




By:
         Its:




EXHIBIT A

Legal Description of the Premises